Exhibit 99.1
THIRD QUARTER 2010
FINANCIAL SUPPLEMENT
If you need further information, please contact:
Aarti Bowman, Investor Relations
901-523-4017
aagoorha@firsthorizon.com

Other Information
This financial supplement contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, natural disasters, and items mentioned in this financial supplement and in First Horizon National Corporation’s (FHN) most recent press release, as well as critical accounting estimates and other factors described in FHN’s recent filings with the SEC. FHN disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments.
Use of Non-GAAP Measures
Certain capital-related ratios are included in this financial supplement that are non-GAAP, meaning they are not presented in accordance with generally accepted accounting principles (GAAP) in the U.S. FHN’s management believes such ratios are relevant to understanding the capital position and results of the Company. The non-GAAP ratios presented in this Financial Supplement are tangible common equity to tangible common assets, tangible book value per common share, tier 1 common to risk weighted assets, and adjusted tangible common equity to risk weighted assets. These ratios are reported to FHN’s management and Board of Directors through various internal reports. Additionally, disclosure of these ratios provides a meaningful base for comparability to other financial institutions as these ratios have become an important measure of the capital strength of banks as demonstrated by the inclusion in the stress tests administered by the United States Treasury Department under the Capital Assistance Program. Non-GAAP measures are not formally defined by GAAP or codified in the federal banking regulations, and other entities may use calculation methods that differ from those used by FHN. Tier 1 capital is a regulatory term and is generally defined as the sum of core capital (including common equity and instruments that can not be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations. Also a regulatory term, risk weighted assets includes total assets adjusted for credit risk and is used to determine capital ratios. Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items on page 32 of this financial supplement.

FIRST HORIZON NATIONAL CORPORATION SEGMENT STRUCTURE

Regional Banking
- Traditional lending and deposit taking, investments, insurance services, financial planning, trust services, asset management, cash management, and health savings accounts

- Correspondent banking which provides credit, depository, and other banking related services to other financial institutions

- First lien mortgage originations through regional banking channels
Capital Markets
- Fixed income sales, trading, and strategies for institutional clients in U.S. and abroad

- Other capital markets products such as portfolio advisory, derivatives, and loan trading
Corporate

- Executive management, enterprise-wide risk management, corporate finance, corporate communications, low income housing activities, legal functions and funding for the corporation including any impact from balance sheet positioning

- Various charges related to restructuring, repositioning, and efficiency initiatives
Non-Strategic
- Wind-down businesses that include:
- National commercial and consumer lending loan portfolios

- Trust preferred loan portfolio

- Legacy mortgage servicing
- Exited businesses (such as national mortgage banking and institutional equity research) and associated restructuring, repositioning, and efficiency charges

PERFORMANCE HIGHLIGHTS

(Third Quarter 2010 vs. Second Quarter 2010)

Asset Quality
-	Allowance as a percentage of loans ratio decreased to 422 basis points from 455 basis points in prior quarter
-	Reflects $61.4 million net decrease in current quarter
-	Provision expense decreased to $50.0 million in third quarter compared to $70.0 million in second quarter

-	Net charge-offs were 263 annualized basis points of average loans, an improvement from 310 basis points in prior quarter
-	Net charge-offs were $111.4 million in third quarter compared to $132.8 million in prior quarter
-	Third quarter net charge-offs included the effect of an operational process change which accelerated loss recognition of certain delinquent home equity loans and a charge off of a fraud related loan of $11 million
-	NPAs increased 2 percent from prior quarter; NPA ratio increased to 500 basis points from 492 basis points
-	Volatility experienced in nonperforming commercial loans as anticipated

-	NPAs continued to benefit from the wind-down of the non-strategic construction loan portfolios
-	Commercial Portfolio:
-	Reserve decrease in C&I primarily due to aggregate improvement in the risk profile, bank-related and TRUPS remain stressed

-	Continued stress in Income CRE portfolio; reserve balances relatively flat

-	Reduction of Residential CRE portfolio continues as balances declined 18% from prior quarter
-	Consumer Portfolio:
-	Performance of the home equity portfolio stabilizing as balances continue to decline

-	The permanent mortgage portfolio experienced lower net charge-offs and balances continued to decline
-	Portfolio has become more seasoned as aging typically results in improved credit trends

-	Migration from OTC modifications significantly reduced
-	All other consumer (including credit card and OTC) reserves decreased
Capital
-	Continued quarterly dividend payable in common stock

-	Current ratios improved (estimated based on period end balances)
-	7.96% for tangible common equity to tangible assets

-	17.22% for Tier 1

-	21.82% for Total Capital

-	10.35% for Tier 1 Common
-	CPP Preferred dividend of $15.0 million in third quarter
-	$10.8 million effect of cash dividend

-	$4.2 million of amortization to accrete initial discounted book value up to face value
Taxes
-	Approximately $9 million positive quarterly effect from permanent tax credits
-	Effective tax rate also includes the effect of favorable state tax audit settlements

PERFORMANCE HIGHLIGHTS (continued)

(Third Quarter 2010 vs. Second Quarter 2010)

Regional Banking
-	Net interest margin was relatively flat at 5.11% compared to 5.09% in prior quarter
-	Impact of favorable commercial loan pricing offset by lower spreads on mortgage warehouse lending and commercial loan fees
-	Noninterest income decreased to $77.5 million from $79.3 million in prior quarter
-	NSF fees decreased due to continued negative impact of Reg. E

-	The decline in NSF fees somewhat mitigated by a gain on sale of student loans
-	Provision expense decreased to $10.3 million from $28.0 million
Decline in provision primarily due to lower required reserves for commercial loans including those individually evaluated for impairment
-	Noninterest expense increased to $161.4 million from $159.4 million in prior quarter primarily due to rise in personnel costs and seasonal increase in advertising expenses
Capital Markets
-	Fixed income revenues increased to $106.9 million in third quarter from $91.8 million in prior quarter
-	Fixed income average daily revenue (ADR) of $1.7 million in third quarter, up from $1.5 million in prior quarter

-	Increased volume driven by depository customers
-	Other product revenues were $7.2 million in third quarter compared to $9.1 million in prior quarter

-	Noninterest expense increased slightly to $79.5 million from $78.1 million in the prior quarter
-	Variable personnel costs increased due to higher fixed income revenues
Corporate
-	Net interest income declined $4.0 million from second quarter
-	Decline primarily due to lower yielding, smaller investment portfolio

-	As of September 30, 2010, the average estimated duration of the investment portfolio was 2.5 years.
-	Noninterest income increased to $7.9 million from $4.6 million in the second quarter

-	Noninterest expense increased to $19.5 million from $11.7 million in prior quarter
-	Second quarter included reversal of $5.0 million of the contingent liability for certain Visa legal matters

-	Remainder is primarily attributable to change in deferred compensation costs
Non-Strategic
-	Net interest income remained relatively flat at $37.4 million compared to $38.0 million in the prior quarter

-	Provision expense decreased $2.3 million to $39.7 million
-	Primarily due to reduction of the construction and home equity portfolios
-	Noninterest income decreased to $51.7 million from $63.3 million in prior quarter primarily due to decline in mortgage banking income
-	Positive net hedging results decreased to $31.8 million from $44.1 million in the prior quarter

-	Servicing fees declined $4.6 million as a result of reduction in size of servicing portfolio

-	Mortgage banking income favorably affected by positive fair value adjustment to the mortgage warehouse
-	Third quarter includes net equity securities losses of $2.9 million due to valuation adjustments of venture capital investments

-	Noninterest expense decreased to $87.1 million in third quarter from $92.8 million in prior quarter
-	Provisioning for repurchase and foreclosure losses related to legacy mortgage banking was $48.9 million in third quarter, $56.0 million in prior quarter
-	Pipeline inflow was $209 million in the third quarter, increasing the ending pipeline to $469 million

-	The pipeline represents active investor claims and mortgage insurance (MI) cancellation notices under review
-	Excludes MI cancellation notices that have been reviewed and the MI coverage has been lost
-	For purposes of estimating loss, MI cancellation notices where coverage has been lost are also contemplated

CHARGES FOR RESTRUCTURING, REPOSITIONING, & EFFICIENCY INITIATIVES Quarterly, Unaudited

(Thousands, rounded)	3Q10	2Q10	1Q10	4Q09	3Q09

By Income Statement Impact
Noninterest income
Mortgage banking	$—	$(1,500)	$—	$600	$—
Losses on divestitures	—	—	—	(9,200)	—
Noninterest expense
Employee compensation, incentives, and benefits	800	(600)	600	1,400	700
Legal and professional fees	—	—	100	600	—
Occupancy	—	900	100	1,700	800
Goodwill impairment	—	—	—	2,300	—
All other expense	300	(1,400)	200	16,300	—

Total loss before income taxes	(1,100)	(400)	(1,000)	(30,900)	(1,500)
Income/(loss) from discontinued operations (a)	—	800	(10,100)	(300)	(14,200)

Net charges resulting from restructuring, repositioning, and efficiency initiatives	$(1,100)	$400	$(11,100)	$(31,200)	$(15,700)

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Primarily includes goodwill impairment, severance, and other charges related to the exit of the institutional equity research business.

CONSOLIDATED SUMMARY RESULTS Quarterly, Unaudited

						3Q10 Change vs.
(Dollars in thousands, except per share data)	3Q10	2Q10	1Q10	4Q09	3Q09	2Q10	3Q09

Income Statement Highlights
Net interest income	$186,143	$182,064	$180,395	$189,894	$190,901	2%	(2)%
Noninterest income (a)	251,140	248,160	250,201	247,108	302,075	1%	(17)%
Securities gains/(losses), net	(2,928)	75	(1,906)	(911)	65	NM	NM

Total revenue	434,355	430,299	428,690	436,091	493,041	1%	(12)%

Noninterest expense (a)	347,550	342,041	342,705	390,356	348,223	2%	*
Provision for loan losses	50,000	70,000	105,000	135,000	185,000	(29)%	(73)%

Income/(loss) before income taxes	36,805	18,258	(19,015)	(89,265)	(40,182)	102%	NM
Provision/(benefit) for income taxes	3,095	(1,826)	(16,393)	(38,111)	(15,368)	NM	NM

Income/(loss) from continuing operations	33,710	20,084	(2,622)	(51,154)	(24,814)	68%	NM
Income/(loss) from discontinued operations, net of tax	—	394	(7,271)	(1,690)	(10,200)	NM	NM

Net income/(loss)	33,710	20,478	(9,893)	(52,844)	(35,014)	65%	NM

Net income attributable to noncontrolling interest	2,875	2,844	2,844	2,839	2,969	1%	(3)%

Net income/(loss) attributable to controlling interest	30,835	17,634	(12,737)	(55,683)	(37,983)	75%	NM

Preferred stock dividends (b)	14,960	14,938	14,918	14,897	14,876	*	1%
Net income/(loss) available to common shareholders	$15,875	$2,696	$(27,655)	$(70,580)	$(52,859)	NM	NM

Common Stock Data
Diluted EPS from continuing operations (c)	$0.07	$0.01	$(0.09)	$(0.30)	$(0.19)	NM	NM
Diluted EPS (c)	0.07	0.01	(0.12)	(0.31)	(0.23)	NM	NM
Diluted shares (c)	234,614	236,678	230,296	230,285	230,285	*	2%
Period-end shares outstanding (c)	232,841	232,624	232,374	231,896	231,841	*	*
Stock dividend rate declared per share	1.6567%	1.2896%	1.4561%	1.4971%	1.5901%

Balance Sheet Highlights (Period End)
Total loans, net of unearned income (Restricted — $.8 billion)	$17,059,489	$17,154,050	$17,484,224	$18,123,884	$18,524,685	(1)%	(8)%
Total deposits (Restricted — $1.1 million)	14,975,920	15,201,816	15,069,700	14,867,215	14,234,983	(1)%	5%
Total assets (Restricted — $.8 billion)	25,384,181	26,254,226	25,923,576	26,068,678	26,465,852	(3)%	(4)%
Total liabilities (Restricted — $.8 billion)	22,077,293	22,966,993	22,652,634	22,766,210	23,095,643	(4)%	(4)%
Total equity	3,306,888	3,287,233	3,270,942	3,302,468	3,370,209	1%	(2)%

Asset Quality Highlights
Allowance for loan losses (Restricted — $47.8 million)	$719,899	$781,269	$844,060	$896,914	$944,765	(8)%	(24)%
Allowance / period-end loans	4.22%	4.55%	4.83%	4.95%	5.10%
Net charge-offs	$111,370	$132,791	$182,432	$182,851	$201,718	(16)%	(45)%
Net charge-offs (annualized) / average loans	2.63%	3.10%	4.13%	4.00%	4.24%
Non-performing assets (NPA)	$919,242	$899,802	$1,041,214	$1,051,393	$1,220,489	2%	(25)%
NPA % (d)	5.00%	4.92%	5.63%	5.56%	6.38%

Key Ratios & Other
Return on average assets (annualized)	0.52%	0.32%	(0.16)%	(0.79)%	(0.52)%
Return on average common equity (annualized)	2.86%	0.49%	(5.10)%	(12.25)%	(9.02)%
Net interest margin	3.23%	3.19%	3.19%	3.19%	3.14%
Fee income to total revenue	58%	58%	58%	57%	61%
Efficiency ratio	80.02%	79.49%	79.94%	89.51%	70.63%
Book value per common share	$9.45	$9.39	$9.35	$9.52	$9.84
Tangible book value per common share (e)	$8.61	$8.54	$8.49	$8.65	$8.89
Adjusted tangible common equity to risk weighted assets (e)	9.49%	9.21%	9.09%	9.06%	9.06%
FTE employees	5,506	5,531	5,503	5,731	5,837	*	(6)%

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Amounts differ from prior periods due to reclassification of amounts related to consumer lending loan repurchases from other income to repurchase and foreclosure provision.

(b)	3Q10 includes $4.2 million amortization of initial discounted book value of CPP preferred.

(c)	Shares restated for stock dividends distributed through October 1, 2010.

(d)	NPAs related to the loan portfolio over period-end loans plus foreclosed real estate and other assets.

(e)	Refer to the Non-GAAP to GAAP Reconciliation on page 32 of this financial supplement.

CONSOLIDATED INCOME STATEMENT Quarterly, Unaudited

						3Q10 Change vs.
(Thousands)	3Q10	2Q10	1Q10	4Q09	3Q09	2Q10	3Q09

Interest income	$223,165	$220,365	$219,496	$230,991	$236,360	1%	(6)%
Less: interest expense	37,022	38,301	39,101	41,097	45,459	(3)%	(19)%

Net interest income	186,143	182,064	180,395	189,894	190,901	2%	(2)%
Provision for loan losses	50,000	70,000	105,000	135,000	185,000	(29)%	(73)%

Net interest income after provision for loan losses	136,143	112,064	75,395	54,894	5,901	21%	NM

Noninterest income:
Capital markets	114,014	100,876	114,571	117,966	129,043	13%	(12)%
Mortgage banking	53,122	63,301	34,884	45,007	59,211	(16)%	(10)%
Deposit transactions and cash management	34,911	39,018	35,767	41,176	41,738	(11)%	(16)%
Trust services and investment management	7,137	7,839	7,270	7,664	7,347	(9)%	(3)%
Brokerage management fees and commissions	6,441	6,032	6,339	6,518	7,315	7%	(12)%
Insurance commissions	4,150	4,575	5,183	5,868	5,907	(9)%	(30)%
Securities gains/(losses), net (a)	(2,928)	75	(1,906)	(911)	65	NM	NM
Losses on divestitures	—	—	—	(9,183)	—	NM	NM
Other (b)	31,365	26,519	46,187	32,092	51,514	18%	(39)%

Total noninterest income	248,212	248,235	248,295	246,197	302,140	*	(18)%

Adjusted gross income after provision for loan losses	384,355	360,299	323,690	301,091	308,041	7%	25%

Noninterest expense:
Employee compensation, incentives and benefits	174,918	164,915	180,181	163,280	178,734	6%	(2)%
Repurchase and foreclosure provision (b)	48,712	56,188	40,707	59,357	24,072	(13)%	102%
Operations services	14,952	15,322	14,608	15,046	15,392	(2)%	(3)%
Occupancy	14,555	15,658	14,817	17,937	16,207	(7)%	(10)%
Legal and professional fees	14,269	18,109	13,974	20,433	17,077	(21)%	(16)%
Deposit insurance premium	10,123	9,196	8,493	8,495	8,796	10%	15%
Computer software	7,634	7,376	7,166	6,655	6,871	3%	11%
Contract employment	7,443	7,274	6,174	9,134	7,956	2%	(6)%
Equipment rentals, depreciation, and maintenance	7,233	7,705	6,032	8,744	8,696	(6)%	(17)%
Foreclosed real estate	5,159	5,137	10,470	13,144	21,221	*	(76)%
Communications and courier	5,098	5,893	6,255	6,272	6,837	(13)%	(25)%
Miscellaneous loan costs	1,913	4,546	4,112	5,994	4,503	(58)%	(58)%
Amortization of intangible assets	1,382	1,382	1,380	1,427	1,445	*	(4)%
Goodwill impairment	—	—	—	2,294	—	NM	NM
Other	34,159	23,340	28,336	52,144	30,416	46%	12%

Total noninterest expense	347,550	342,041	342,705	390,356	348,223	2%	*

Income/(loss) before income taxes	36,805	18,258	(19,015)	(89,265)	(40,182)	102%	NM
Provision/(benefit) for income taxes	3,095	(1,826)	(16,393)	(38,111)	(15,368)	NM	NM

Income/(loss) from continuing operations	$33,710	$20,084	$(2,622)	$(51,154)	$(24,814)	68%	NM
Income/(loss) from discontinued operations, net of tax	—	394	(7,271)	(1,690)	(10,200)	NM	NM

Net income/(loss)	$33,710	$20,478	$(9,893)	$(52,844)	$(35,014)	65%	NM
Net income attributable to noncontrolling interest	2,875	2,844	2,844	2,839	2,969	1%	(3)%

Net income/(loss) attributable to controlling interest	$30,835	$17,634	$(12,737)	$(55,683)	$(37,983)	75%	NM
Preferred stock dividends (c)	14,960	14,938	14,918	14,897	14,876	*	1%

Net income/(loss) available to common shareholders	$15,875	$2,696	$(27,655)	$(70,580)	$(52,859)	NM	NM

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	3Q10 includes net negative fair value adjustments to venture capital investments.

(b)	Amounts differ from prior periods due to reclassification of amounts related to consumer lending loan repurchases from other income to repurchase and foreclosure provision.

(c)	Includes $4.2 million amortization of initial discounted book value of CPP preferred.

OTHER INCOME AND OTHER EXPENSE Quarterly, Unaudited

						3Q10 Change vs.
(Thousands)	3Q10	2Q10	1Q10	4Q09	3Q09	2Q10	3Q09

Other Income
Bank owned life insurance	$5,913	$5,784	$6,469	$5,252	$6,066	2%	(3)%
Bankcard income	4,965	5,271	4,548	5,016	5,173	(6)%	(4)%
ATM interchange fees	3,532	3,232	3,657	3,697	2,704	9%	31%
Other service charges	2,832	2,382	2,383	2,451	2,645	19%	7%
Electronic banking fees	1,870	1,887	1,725	1,428	1,465	(1)%	28%
Letter of credit fees	1,544	1,802	1,639	1,785	1,476	(14)%	5%
Deferred compensation	1,118	(762)	1,030	466	5,006	NM	(78)%
Gains/(losses) from loan sales and securitizations	756	928	612	(1,131)	2,155	(19)%	(65)%
Remittance processing	512	575	621	2,280	2,968	(11)%	(83)%
Reinsurance fees	344	587	863	1,786	1,760	(41)%	(80)%
Gains on repurchase of debt	—	—	17,060	3,552	12,800	NM	NM
Other (a) (b)	7,979	4,833	5,580	5,508	7,296	65%	9%

Total (b)	$31,365	$26,519	$46,187	$32,090	$51,514	18%	(39)%

Other Expense
Advertising and public relations	$6,587	$5,598	$5,279	$5,567	$5,465	18%	21%
Low income housing expense	5,513	5,364	5,466	5,533	5,833	3%	(5)%
Other insurance and taxes	3,012	3,672	3,257	3,326	2,924	(18)%	3%
Travel and entertainment	2,560	2,686	2,449	2,383	2,139	(5)%	20%
Customer relations	1,545	1,838	1,967	1,961	1,610	(16)%	(4)%
Employee training and dues	1,166	1,007	1,487	1,083	1,282	16%	(9)%
Supplies	1,149	1,100	1,168	1,309	1,570	4%	(27)%
Bank examination costs	1,147	1,142	1,142	1,194	1,194	*	(4)%
Loan insurance expense (c)	903	682	(2,874)	1,854	1,988	32%	(55)%
Federal services fees	520	712	907	1,044	1,307	(27)%	(60)%
Other (d)	10,057	(461)	8,088	26,890	5,104	NM	97%

Total	$34,159	$23,340	$28,336	$52,144	$30,416	46%	12%

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	3Q10 includes $2.7 million gain from sale of student loans.

(b)	Amounts differ from prior periods due to reclassification of amounts related to consumer lending loan repurchases from other income to repurchase and foreclosure provision.

(c)	1Q10 includes cancellation of an HLTV insurance contract and return of $3.8 million of premiums.

(d)	2Q10 includes $5.0 million reversal of the contingent liability for certain Visa legal matters.

CONSOLIDATED PERIOD-END BALANCE SHEET Quarterly, Unaudited

						3Q10 Change vs.
(Thousands)	3Q10	2Q10	1Q10	4Q09	3Q09	2Q10	3Q09

Assets
Investment securities	$2,611,460	$2,489,819	$2,697,719	$2,694,468	$2,645,922	5%	(1)%
Loans held for sale	414,259	505,237	505,794	452,501	502,687	(18)%	(18)%
Loans, net of unearned income (Restricted — $.8 billion)	17,059,489	17,154,050	17,484,224	18,123,884	18,524,685	(1)%	(8)%
Federal funds sold and securities purchased under agreements to resell	602,407	602,910	523,237	452,883	622,733	*	(3)%
Interest bearing cash (a)	266,469	275,148	383,571	539,300	166,352	(3)%	60%
Trading securities	1,214,595	1,806,789	964,800	699,900	701,151	(33)%	73%

Total earning assets	22,168,679	22,833,953	22,559,345	22,962,936	23,163,530	(3)%	(4)%

Cash and due from banks	331,743	364,857	279,730	465,712	328,150	(9)%	1%
Capital markets receivables	564,879	828,866	743,514	334,404	797,949	(32)%	(29)%
Mortgage servicing rights, net	191,943	201,746	264,959	302,611	289,282	(5)%	(34)%
Goodwill	162,180	162,180	162,180	165,528	178,381	*	(9)%
Other intangible assets, net	34,263	35,645	37,027	38,256	40,498	(4)%	(15)%
Premises and equipment, net	311,947	307,452	308,714	313,824	321,788	1%	(3)%
Real estate acquired by foreclosure (b)	139,359	122,548	122,060	125,190	111,389	14%	25%
Allowance for loan losses (Restricted — $47.8 million)	(719,899)	(781,269)	(844,060)	(896,914)	(944,765)	8%	24%
Other assets (Restricted — $19.1 million)	2,199,087	2,178,248	2,290,107	2,257,131	2,179,650	1%	1%

Total assets (Restricted — $.8 billion)	$25,384,181	$26,254,226	$25,923,576	$26,068,678	$26,465,852	(3)%	(4)%

Liabilities and Equity
Deposits
Savings	$5,436,451	$5,385,698	$5,174,901	$4,847,709	$4,416,121	1%	23%
Other interest-bearing deposits	3,088,224	3,237,183	3,256,040	3,169,474	2,162,059	(5)%	43%
Time deposits	1,473,622	1,545,475	1,642,820	1,895,992	2,156,768	(5)%	(32)%

Total interest-bearing core deposits	9,998,297	10,168,356	10,073,761	9,913,175	8,734,948	(2)%	14%
Noninterest-bearing deposits (Restricted — $1.1 million)	4,393,107	4,409,505	4,461,050	4,394,096	4,236,704	*	4%

Total core deposits (c)	14,391,404	14,577,861	14,534,811	14,307,271	12,971,652	*	11%

Certificates of deposit $100,000 and more	584,516	623,955	534,889	559,944	1,263,331	(6)%	(54)%

Total deposits (Restricted — $1.1 million)	14,975,920	15,201,816	15,069,700	14,867,215	14,234,983	(1)%	5%

Federal funds purchased and securities sold under agreements to repurchase	2,439,542	2,278,890	2,635,423	2,874,353	2,267,644	7%	8%
Trading liabilities	414,666	481,477	357,919	293,387	415,293	(14)%	*
Other short-term borrowings and commercial paper	193,361	487,449	167,508	761,758	1,739,202	(60)%	(89)%
Term borrowings (Restricted — $.8 billion)	2,805,731	2,926,675	2,932,524	2,190,544	2,368,381	(4)%	18%
Other collateralized borrowings (d)	—	—	—	700,589	711,087	NM	NM

Total long-term debt	2,805,731	2,926,675	2,932,524	2,891,133	3,079,468	(4)%	(9)%

Capital markets payables	379,526	754,079	740,852	292,975	542,829	(50)%	(30)%
Other liabilities (Restricted — $.1 million)	868,547	836,607	748,708	785,389	816,224	4%	6%

Total liabilities (Restricted — $.8 billion)	22,077,293	22,966,993	22,652,634	22,766,210	23,095,643	(4)%	(4)%

Equity
Common stock	145,526	143,021	141,048	138,738	136,659	2%	6%
Capital surplus	1,344,307	1,296,484	1,251,776	1,208,649	1,170,916	4%	15%
Capital surplus common stock warrant — (CPP)	83,860	83,860	83,860	83,860	83,860	*	*
Undivided profits	737,014	767,769	809,624	891,580	1,005,244	(4)%	(27)%
Accumulated other comprehensive loss, net	(109,958)	(105,922)	(113,291)	(114,209)	(116,265)	(4)%	5%
Preferred stock capital surplus — (CPP)	810,974	806,856	802,760	798,685	794,630	1%	2%
Noncontrolling interest	295,165	295,165	295,165	295,165	295,165	*	*

Total equity	3,306,888	3,287,233	3,270,942	3,302,468	3,370,209	1%	(2)%

Total liabilities and equity	$25,384,181	$26,254,226	$25,923,576	$26,068,678	$26,465,852	(3)%	(4)%

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Includes excess balances held at Fed.

(b)	3Q10 includes $15.9 million of foreclosed assets related to government insured mortgages.

(c)	3Q10 average core deposits were $14.8 billion.

(d)	As of January 1, 2010, balances included in restricted term borrowings in conjunction with adoption amendments to ASC 810.

CONSOLIDATED AVERAGE AND PERIOD-END LOANS Quarterly, Unaudited

						3Q10 Change vs.
(Thousands)	3Q10	2Q10	1Q10	4Q09	3Q09	2Q10	3Q09

Average Loans (Net)
Commercial
Commercial, financial and industrial (a)	$7,012,131	$6,719,521	$6,733,461	$6,950,869	$7,116,039	4%	(1)%
Real estate commercial (b)	1,392,171	1,420,466	1,457,865	1,515,861	1,535,943	(2)%	(9)%
Real estate construction (c)	545,271	692,041	857,426	1,066,399	1,245,618	(21)%	(56)%

Total commercial loans	8,949,573	8,832,028	9,048,752	9,533,129	9,897,600	1%	(10)%

Retail
Real estate residential (d)	6,859,139	7,049,549	7,259,916	7,469,502	7,674,360	(3)%	(11)%
Real estate construction (e)	41,196	74,232	166,806	287,856	460,742	(45)%	(91)%
Other retail	108,612	113,164	118,569	123,628	127,483	(4)%	(15)%
Credit card receivables	189,178	187,520	185,768	189,586	186,765	1%	1%
Restricted real estate loans (f)	818,149	853,568	890,376	663,497	676,339	(4)%	21%

Total retail loans	8,016,274	8,278,033	8,621,435	8,734,069	9,125,689	(3)%	(12)%

Total loans, net of unearned income	$16,965,847	$17,110,061	$17,670,187	$18,267,198	$19,023,289	(1)%	(11)%

Period-End Loans (Net)
Commercial
Commercial, financial and industrial (a)	$7,336,460	$7,014,080	$6,865,577	$7,159,370	$6,920,916	5%	6%
Real estate commercial (b)	1,386,627	1,400,233	1,430,801	1,479,888	1,537,099	(1)%	(10)%
Real estate construction (c)	456,566	596,255	761,900	924,475	1,130,710	(23)%	(60)%

Total commercial loans	9,179,653	9,010,568	9,058,278	9,563,733	9,588,725	2%	(4)%

Retail
Real estate residential (d)	6,756,942	6,954,423	7,152,059	7,362,458	7,590,699	(3)%	(11)%
Real estate construction (e)	30,375	53,460	105,375	229,487	361,930	(43)%	(92)%
Other retail	104,772	112,616	114,429	121,526	124,376	(7)%	(16)%
Credit card receivables	191,218	189,153	183,656	192,036	189,452	1%	1%
Restricted real estate loans (f)	796,529	833,830	870,427	654,644	669,503	(4)%	19%

Total retail loans	7,879,836	8,143,482	8,425,946	8,560,151	8,935,960	(3)%	(12)%

Total loans, net of unearned income	$17,059,489	$17,154,050	$17,484,224	$18,123,884	$18,524,685	(1)%	(8)%

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Includes loans to bank holding companies, trust preferred loans, and mortgage warehouse lending.

(b)	Includes nonconstruction income property loans.

(c)	Includes home builder, condominium, and income property construction loans.

(d)	Includes home equity loans, home equity lines of credit, and permanent mortgages.

(e)	Includes one-time close product.

(f)	Prior to 1Q10, includes on balance sheet securitizations of home equity loans. Beginning 1Q10, also includes loans consolidated due to the adoption of amendments to ASC 810.

CONSOLIDATED AVERAGE BALANCE SHEET Quarterly, Unaudited

						3Q10 Change vs.
(Thousands)	3Q10	2Q10	1Q10	4Q09	3Q09	2Q10	3Q09

Assets:
Earning assets:
Loans, net of unearned income (Restricted — $.8 billion) (a)	$16,965,847	$17,110,061	$17,670,187	$18,267,198	$19,023,289	(1)%	(11)%
Loans held for sale	481,317	493,225	490,626	469,803	470,583	(2)%	2%
Investment securities:
U.S. Treasuries	68,570	77,488	74,501	54,836	48,382	(12)%	42%
U.S. government agencies	2,198,754	2,223,153	2,282,005	2,253,498	2,330,247	(1)%	(6)%
States and municipalities	41,756	42,076	43,194	44,499	46,105	(1)%	(9)%
Other	244,766	265,918	283,476	299,273	313,632	(8)%	(22)%

Total investment securities	2,553,846	2,608,635	2,683,176	2,652,106	2,738,366	(2)%	(7)%

Capital markets securities inventory	1,338,535	1,085,816	880,448	959,678	857,382	23%	56%
Mortgage banking trading securities	37,814	50,423	57,105	93,354	123,698	(25)%	(69)%
Other earning assets:
Federal funds sold and securities purchased under agreements to resell	572,078	624,892	620,832	681,501	561,920	(8)%	2%
Interest bearing cash (b)	1,095,006	982,410	481,259	618,011	418,549	11%	162%

Total other earning assets	1,667,084	1,607,302	1,102,091	1,299,512	980,469	4%	70%

Total earning assets	23,044,443	22,955,462	22,883,633	23,741,651	24,193,787	*	(5)%

Allowance for loan losses (Restricted — $48.9 million)	(778,326)	(821,652)	(906,970)	(937,967)	(985,785)	5%	21%
Cash and due from banks (Restricted — $2.7 million)	363,445	367,796	415,990	400,763	418,382	(1)%	(13)%
Capital markets receivables	161,239	127,331	125,459	127,458	170,915	27%	(6)%
Premises and equipment, net	309,713	307,078	311,822	318,237	324,162	1%	(4)%
Other assets (Restricted — $19.5 million)	2,657,126	2,664,563	2,729,474	2,755,425	2,726,368	*	(3)%

Total assets (Restricted — $.8 billion)	$25,757,640	$25,600,578	$25,559,408	$26,405,567	$26,847,829	1%	(4)%

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Other interest-bearing deposits	$3,008,241	$3,277,859	$3,105,164	$2,407,544	$2,073,658	(8)%	45%
Savings	5,782,596	5,424,462	4,881,791	4,559,086	4,583,064	7%	26%
Time deposits	1,505,267	1,591,048	1,853,591	2,153,346	2,157,904	(5)%	(30)%

Total interest-bearing core deposits	10,296,104	10,293,369	9,840,546	9,119,976	8,814,626	*	17%
Certificates of deposit $100,000 and more	617,560	603,952	532,532	1,068,807	1,384,475	2%	(55)%

Federal funds purchased and securities sold under agreements to repurchase	2,523,719	2,521,758	2,800,856	2,679,348	2,484,470	*	2%
Capital markets trading liabilities	520,046	565,709	589,886	598,772	478,103	(8)%	9%
Other short-term borrowings and commercial paper	199,588	167,966	337,966	1,235,576	1,842,458	19%	(89)%
Long-term debt:
Term borrowings (Restricted — $.8 billion)	2,913,979	2,921,627	2,969,859	2,274,954	2,386,129	*	22%
Other collateralized borrowings (c)	—	—	—	707,245	716,843	NM	NM

Total long-term debt	2,913,979	2,921,627	2,969,859	2,982,199	3,102,972	*	(6)%

Total interest-bearing liabilities	17,070,996	17,074,381	17,071,645	17,684,678	18,107,104	*	(6)%

Noninterest-bearing deposits (Restricted — $1.4 million)	4,454,907	4,394,187	4,375,034	4,489,902	4,444,556	1%	*
Capital markets payables	124,008	99,782	90,015	89,015	98,099	24%	26%
Other liabilities	799,734	736,822	727,433	764,170	785,674	9%	2%
Equity	3,307,995	3,295,406	3,295,281	3,377,802	3,412,396	*	(3)%

Total liabilities and equity	$25,757,640	$25,600,578	$25,559,408	$26,405,567	$26,847,829	1%	(4)%

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Includes loans on nonaccrual status.

(b)	Includes excess balances held at Fed.

(c)	As of January 1, 2010, balances included in restricted term borrowings in conjunction with adoption of amendments to ASC 810.

CONSOLIDATED AVERAGE BALANCE SHEET: INCOME AND EXPENSE Quarterly, Unaudited

						3Q10 Change vs.
(Thousands)	3Q10	2Q10	1Q10	4Q09	3Q09	2Q10	3Q09

Assets:
Earning assets:
Loans, net of unearned income (a)	$177,059	$173,900	$173,663	$181,672	$185,045	2%	(4)%
Loans held for sale	4,747	5,565	4,968	5,682	5,820	(15)%	(18)%
Investment securities:
U.S. Treasuries	117	93	168	240	238	26%	(51)%
U.S. government agencies	24,181	26,524	28,470	28,996	30,553	(9)%	(21)%
States and municipalities	188	114	123	174	154	65%	22%
Other	2,410	2,395	2,430	2,436	2,603	1%	(7)%

Total investment securities	26,896	29,126	31,191	31,846	33,548	(8)%	(20)%

Capital markets securities inventory	13,479	10,475	8,258	9,172	7,972	29%	69%
Mortgage banking trading securities	936	1,041	1,535	2,571	3,852	(10)%	(76)%
Other earning assets:
Federal funds sold and securities purchased under agreements to resell	169	186	57	92	119	(9)%	42%
Interest bearing cash	669	599	260	351	236	12%	183%

Total other earning assets	838	785	317	443	355	7%	136%

Total earning assets/interest income	$223,955	$220,892	$219,932	$231,386	$236,592	1%	(5)%

Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Other interest-bearing deposits	$1,959	$2,654	$2,518	$1,732	$1,316	(26)%	49%
Savings	7,975	8,095	7,418	7,065	7,553	(1)%	6%
Time deposits	9,355	9,895	10,593	12,363	13,980	(5)%	(33)%

Total interest-bearing core deposits	19,289	20,644	20,529	21,160	22,849	(7)%	(16)%
Certificates of deposit $100,000 and more	3,324	3,414	3,375	4,473	5,809	(3)%	(43)%

Federal funds purchased and securities sold under agreements to repurchase	1,519	1,482	1,584	1,493	1,287	2%	18%
Capital markets trading liabilities	4,127	5,043	5,415	5,445	4,691	(18)%	(12)%
Other short-term borrowings and commercial paper	308	265	338	1,016	1,362	16%	(77)%
Long-term debt:
Term borrowings	8,456	7,454	7,860	6,554	8,396	13%	1%
Other collateralized borrowings (b)	—	—	—	957	1,065	NM	NM

Total long-term debt	8,456	7,454	7,860	7,511	9,461	13%	(11)%

Total interest-bearing liabilities/interest expense	$37,023	$38,302	$39,101	$41,098	$45,459	(3)%	(19)%

Net interest income-tax equivalent basis	$186,932	$182,590	$180,831	$190,288	$191,133	2%	(2)%
Fully taxable equivalent adjustment	(789)	(526)	(436)	(394)	(232)	(50)%	NM

Net interest income	$186,143	$182,064	$180,395	$189,894	$190,901	2%	(2)%

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

Income amounts are adjusted to a fully taxable equivalent. Earning assets income is expressed net of unearned income.

(a)	Includes loans on nonaccrual status.

(b)	As of January 1, 2010, balances included in restricted term borrowings in conjunction with adoption of amendments to ASC 810.

CONSOLIDATED AVERAGE BALANCE SHEET: YIELDS AND RATES Quarterly, Unaudited

(Thousands)	3Q10	2Q10	1Q10	4Q09	3Q09

Assets:
Earning assets:
Loans, net of unearned income (a)	4.14%	4.08%	3.98%	3.95%	3.86%
Loans held for sale	3.95	4.51	4.05	4.84	4.95
Investment securities:
U.S. Treasuries	0.68	0.48	0.91	1.74	1.95
U.S. government agencies	4.40	4.77	4.99	5.15	5.24
States and municipalities	1.80	1.08	1.14	1.57	1.34
Other	3.94	3.60	3.43	3.26	3.32

Total investment securities (b)	4.21	4.47	4.65	4.80	4.90

Capital markets securities inventory	4.03	3.86	3.75	3.82	3.72
Mortgage banking trading securities	9.90	8.26	10.75	11.02	12.46
Other earning assets:
Federal funds sold and securities purchased under agreements to resell	0.12	0.12	0.04	0.05	0.08
Interest bearing cash	0.24	0.24	0.22	0.22	0.22

Total other earning assets	0.20	0.20	0.12	0.14	0.14

Total earning assets / interest income	3.87%	3.86%	3.88%	3.88%	3.89%

Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Other interest-bearing deposits	0.26%	0.32%	0.33%	0.29%	0.25%
Savings	0.55	0.60	0.62	0.61	0.65
Time deposits	2.47	2.49	2.32	2.28	2.57

Total interest-bearing core deposits	0.74	0.80	0.85	0.92	1.03
Certificates of deposit $100,000 and more	2.14	2.27	2.57	1.66	1.66

Federal funds purchased and securities sold under agreements to repurchase	0.24	0.24	0.23	0.22	0.21
Capital markets trading liabilities	3.15	3.58	3.72	3.61	3.89
Other short-term borrowings and commercial paper	0.61	0.63	0.41	0.33	0.29
Long-term debt:
Term borrowings	1.62	1.02	1.06	1.15	1.41
Other collateralized borrowings (c)	—	—	—	0.54	0.59

Total long-term debt	1.16	1.02	1.06	1.01	1.22

Total interest-bearing liabilities / interest expense	0.86%	0.90%	0.93%	0.92%	1.00%

Net interest spread	3.01%	2.96%	2.95%	2.96%	2.89%
Effect of interest-free sources used to fund earning assets	0.22	0.23	0.24	0.23	0.25

Net interest margin	3.23%	3.19%	3.19%	3.19%	3.14%

Certain previously reported amounts have been reclassified to agree with current presentation.

Yields are adjusted to a fully taxable equivalent.

Earning assets yields are expressed net of unearned income.

Rates are expressed net of unamortized debenture cost for long-term debt.

Net interest margin is computed using total net interest income.

(a) Includes loans on nonaccrual status.

(b) As of September 30, 2010, the average estimated duration of the investment portfolio was 2.5 years.

(c) As of January 1, 2010, balances included in restricted term borrowings in conjunction with adoption of amendments to ASC 810.

MORTGAGE SERVICING RIGHTS Quarterly, Unaudited

						3Q10 Change vs.
(Thousands)	3Q10	2Q10	1Q10	4Q09	3Q09	2Q10	3Q09

First Liens
Fair value beginning balance	$197,953	$261,083	$296,115	$281,045	$318,937	(24)%	(38)%
Adjustment due to adoption of amendments to ASC 810	—	—	(197)	—	—
Reductions due to loan payments	(8,752)	(7,238)	(8,793)	(10,198)	(12,265)
Reductions due to sale	—	(24,558)	—	—	—
Reclassification from trading securities	—	—	—	—	11,077
Changes in fair value due to:
Changes in valuation model inputs or assumptions (a)	385	(31,398)	(26,968)	25,323	(36,724)
Other changes in fair value	(1,189)	64	926	(55)	20

Fair value ending balance	$188,397	$197,953	$261,083	$296,115	$281,045	(5)%	(33)%

Second Liens
Fair value beginning balance	$242	$242	$1,174	$1,850	$10,007	*	(98)%
Adjustment due to adoption of amendments to ASC 810	—	—	(928)	—	—
Reductions due to loan payments	(8)	(9)	(7)	(676)	(441)
Reductions due to sale	—	—	—	—	(8,134)
Changes in fair value due to:
Changes in valuation model inputs or assumptions (a)	—	—	—	—	—
Other changes in fair value	16	9	3	—	418

Fair value ending balance	$250	$242	$242	$1,174	$1,850	3%	(86)%

HELOC
Fair value beginning balance	$3,551	$3,634	$5,322	$6,387	$8,152	(2)%	(56)%
Adjustment due to adoption of amendments to ASC 810	—	—	(1,168)	—	—
Reductions due to loan payments	(514)	(90)	(521)	(1,113)	(510)
Reductions due to sale	—	—	—	—	(1,548)
Changes in fair value due to:
Changes in valuation model inputs or assumptions (a)	—	—	—	—	—
Other changes in fair value	259	7	1	48	293

Fair value ending balance	$3,296	$3,551	$3,634	$5,322	$6,387	(7)%	(48)%

Total Consolidated
Fair value beginning balance	$201,746	$264,959	$302,611	$289,282	$337,096	(24)%	(40)%
Adjustment due to adoption of amendments to ASC 810	—	—	(2,293)	—	—
Reductions due to loan payments	(9,274)	(7,337)	(9,321)	(11,987)	(13,216)
Reductions due to sale	—	(24,558)	—	—	(9,682)
Reclassification from trading securities	—	—	—	—	11,077
Changes in fair value due to:
Changes in valuation model inputs or assumptions (a)	385	(31,398)	(26,968)	25,323	(36,724)
Other changes in fair value	(914)	80	930	(7)	731

Fair value ending balance	$191,943	$201,746	$264,959	$302,611	$289,282	(5)%	(34)%

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

BUSINESS SEGMENT HIGHLIGHTS Quarterly, Unaudited

						3Q10 Change vs.
(Thousands)	3Q10	2Q10	1Q10	4Q09	3Q09	2Q10	3Q09

Regional Banking
Total revenues (a)	$220,047	$217,003	$209,270	$222,280	$220,889	1%	*
Provision for loan losses	10,304	27,975	52,047	46,557	96,431	(63)%	(89)%
Noninterest expenses	161,424	159,370	161,783	157,631	172,409	1%	(6)%

Income/(loss) before income taxes	48,319	29,658	(4,560)	18,092	(47,951)	63%	NM
Provision/(benefit) for income taxes	17,540	10,748	(2,039)	6,555	(18,202)	63%	NM

Net income/(loss)	$30,779	$18,910	$(2,521)	$11,537	$(29,749)	63%	NM

Capital Markets
Total revenues (a)	$122,623	$105,754	$116,928	$121,320	$132,115	16%	(7)%
Noninterest expenses	79,522	78,138	83,994	75,069	80,278	2%	(1)%

Income before income taxes	43,101	27,616	32,934	46,251	51,837	56%	(17)%
Provision for income taxes	16,176	10,339	12,330	17,344	19,488	56%	(17)%

Net income	$26,925	$17,277	$20,604	$28,907	$32,349	56%	(17)%

Corporate
Total revenues (a)	$5,535	$6,189	$30,926	$17,457	$33,163	(11)%	(83)%
Noninterest expenses	19,463	11,745	20,235	32,794	17,820	66%	9%

Income/(loss) before income taxes	(13,928)	(5,556)	10,691	(15,337)	15,343	(151)%	NM
Provision/(benefit) for income taxes	(15,290)	(10,306)	(4,799)	(9,910)	5,732	(48)%	NM

Net income/(loss)	$1,362	$4,750	$15,490	$(5,427)	$9,611	(71)%	(86)%

Non-Strategic
Total revenues (a) (b)	$86,150	$101,353	$71,566	$75,034	$106,874	(15)%	(19)%
Provision for loan losses	39,696	42,025	52,953	88,443	88,569	(6)%	(55)%
Noninterest expenses (b)	87,141	92,788	76,693	124,862	77,716	(6)%	12%

Loss before income taxes	(40,687)	(33,460)	(58,080)	(138,271)	(59,411)	(22)%	32%
Benefit for income taxes	(15,331)	(12,607)	(21,885)	(52,100)	(22,386)	(22)%	32%

Net loss from continuing operations	(25,356)	(20,853)	(36,195)	(86,171)	(37,025)	(22)%	32%
Income/(loss) from discontinued operations, net of tax	—	394	(7,271)	(1,690)	(10,200)	NM	NM

Net loss	$(25,356)	$(20,459)	$(43,466)	$(87,861)	$(47,225)	(24)%	46%

Total Consolidated
Total revenues (a) (b)	$434,355	$430,299	$428,690	$436,091	$493,041	1%	(12)%
Provision for loan losses	50,000	70,000	105,000	135,000	185,000	(29)%	(73)%
Noninterest expenses (b)	347,550	342,041	342,705	390,356	348,223	2%	*

Income/(loss) before income taxes	36,805	18,258	(19,015)	(89,265)	(40,182)	NM	NM
Provision/(benefit) for income taxes	3,095	(1,826)	(16,393)	(38,111)	(15,368)	NM	NM

Net income/(loss) from continuing operations	33,710	20,084	(2,622)	(51,154)	(24,814)	68%	NM
Income/(loss) from discontinued operations, net of tax	—	394	(7,271)	(1,690)	(10,200)	NM	NM

Net income/(loss)	$33,710	$20,478	$(9,893)	$(52,844)	$(35,014)	65%	NM

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Includes noninterest income and net interest income.

(b)	Amounts differ from prior periods due to reclassification of amounts related to consumer lending loan repurchases from other income to repurchase and foreclosure provision.

REGIONAL BANKING Quarterly, Unaudited

						3Q10 Change vs.
(Thousands)	3Q10	2Q10	1Q10	4Q09	3Q09	2Q10	3Q09

Income Statement
Net interest income	$142,567	$137,697	$133,360	$140,390	$137,773	4%	3%
Noninterest income	77,480	79,306	75,910	81,890	83,116	(2)%	(7)%

Total revenues	220,047	217,003	209,270	222,280	220,889	1%	*

Noninterest expense	161,424	159,370	161,783	157,631	172,409	1%	(6)%
Provision for loan losses	10,304	27,975	52,047	46,557	96,431	(63)%	(89)%

Income/(loss) before income taxes	$48,319	$29,658	$(4,560)	$18,092	$(47,951)	63%	NM

Efficiency ratio	73.36%	73.44%	77.31%	70.92%	78.05%

Balance Sheet (millions)
Average loans	$10,863	$10,648	$10,765	$11,106	$11,362	2%	(4)%
Average other earning assets	201	205	174	156	160	(2)%	26%
Total average earning assets	11,064	10,853	10,939	11,262	11,522	2%	(4)%
Average core deposits	12,353	12,530	12,163	11,290	10,808	(1)%	14%
Average other deposits	605	591	520	642	876	2%	(31)%
Total average deposits	12,958	13,121	12,683	11,932	11,684	(1)%	11%
Total period end deposits	12,911	13,047	12,888	12,554	11,553	(1)%	12%
Total period end assets	$11,915	$11,715	$11,421	$11,955	$11,724	2%	2%

Net interest margin	5.11%	5.09%	4.94%	4.95%	4.74%
Loan yield	4.12	4.05	4.02	3.98	3.95
Deposit average yield	0.65	0.69	0.73	0.80	0.90

Noninterest Income Detail (thousands)
NSF / overdraft fees	$14,120	$17,825	$15,194	$20,652	$21,453	(21)%	(34)%
Cash management fees	9,509	9,945	10,160	10,226	9,975	(4)%	(5)%
Debit card income	6,781	6,788	6,423	6,317	6,200	*	9%
Other	4,241	4,214	3,761	3,516	3,644	1%	16%

Total deposit transactions and cash management	34,651	38,772	35,538	40,711	41,272	(11)%	(16)%
Insurance commissions	4,173	4,892	5,132	4,726	5,020	(15)%	(17)%
Trust services and investment management	7,165	7,862	7,290	7,685	7,368	(9)%	(3)%
Bankcard income	4,537	4,813	4,079	4,460	4,487	(6)%	1%
Mortgage banking	3,997	3,645	3,508	4,204	4,819	10%	(17)%
Other service charges	3,510	3,171	3,381	3,345	3,813	11%	(8)%
Miscellaneous revenue	19,447	16,151	16,982	16,759	16,337	20%	19%

Total noninterest income	$77,480	$79,306	$75,910	$81,890	$83,116	(2)%	(7)%

Key Statistics
Locations
Financial centers	182	182	182	183	183	*	(1)%
Full service	167	167	167	168	168	*	(1)%
Teller-only	15	15	15	15	15	*	*
Trust assets
Total assets (millions)	$9,947	$9,315	$9,359	$9,574	$9,705	7%	2%
Total managed assets (millions)	4,892	4,920	4,580	4,728	4,736	(1)%	3%
Mortgage production
First lien production (millions)	$225	$176	$185	$192	$234	28%	(4)%

NM — Not meaningful
*   Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.

CAPITAL MARKETS Quarterly, Unaudited

						3Q10 Change vs.
(Thousands)	3Q10	2Q10	1Q10	4Q09	3Q09	2Q10	3Q09

Income Statement
Net interest income	$8,535	$4,779	$2,322	$3,333	$3,009	79%	184%

Noninterest income:
Fixed income	106,908	91,849	105,270	110,985	120,528	16%	(11)%
Other	7,180	9,126	9,336	7,002	8,578	(21)%	(16)%
Total noninterest income	114,088	100,975	114,606	117,987	129,106	13%	(12)%

Total revenues	122,623	105,754	116,928	121,320	132,115	16%	(7)%

Noninterest expense	79,522	78,138	83,994	75,069	80,278	2%	(1)%

Income before income taxes	$43,101	$27,616	$32,934	$46,251	$51,837	56%	(17)%

Efficiency ratio	64.85%	73.89%	71.83%	61.88%	60.76%
Fixed income average daily revenue	$1,670	$1,458	$1,726	$1,790	$1,883	15%	(11)%

Balance Sheet (millions)
Average trading inventory (a)	$1,339	$1,086	$880	$960	$857	23%	56%
Average other earning assets	553	607	626	668	541	(9)%	2%
Average total earning assets	1,892	1,693	1,506	1,628	1,398	12%	35%
Total period end assets (a)	2,644	3,419	2,399	1,672	2,269	(23)%	17%

Net interest margin	1.79%	1.13%	0.62%	0.81%	0.85%

Certain previously reported amounts have been reclassified to agree with current presentation.
(a) 2Q10 period end assets include $621.6 million of trading loans which were sold in 3Q10; these loans comprise $261.4 million of the increase in average trading inventory in 3Q10.

CORPORATE Quarterly, Unaudited

						3Q10 Change vs.
(Thousands)	3Q10	2Q10	1Q10	4Q09	3Q09	2Q10	3Q09

Income Statement
Net interest income	$(2,373)	$1,581	$6,037	$7,697	$8,494	NM	(128)%
Noninterest income	7,908	4,609	25,077	9,820	24,669	72%	(68)%
Securities losses, net	—	(1)	(188)	(60)	—	NM	NM

Total revenues	5,535	6,189	30,926	17,457	33,163	(11)%	(83)%
Noninterest expense	19,463	11,745	20,235	32,794	17,820	66%	9%

Income/(loss) before income taxes	$(13,928)	$(5,556)	$10,691	$(15,337)	$15,343	(151)%	NM

Average Balance Sheet (millions)
Total earning assets	$3,572	$3,502	$3,042	$3,150	$3,000	2%	19%
Net interest margin	(0.26)%	0.18%	0.80%	0.97%	1.12%

NM — Not meaningful
*   Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.

NON-STRATEGIC Quarterly, Unaudited

						3Q10 Change vs.
(Thousands)	3Q10	2Q10	1Q10	4Q09	3Q09	2Q10	3Q09

Income Statement
Net interest income	$37,413	$38,008	$38,676	$38,474	$41,626	(2)%	(10)%
Noninterest income (a)	51,664	63,270	34,608	37,411	65,183	(18)%	(21)%
Securities gains/(losses), net	(2,927)	75	(1,718)	(851)	65	NM	NM

Total revenues	86,150	101,353	71,566	75,034	106,874	(15)%	(19)%

Noninterest expense (a)	87,141	92,788	76,693	124,862	77,716	(6)%	12%
Provision for loan losses	39,696	42,025	52,953	88,443	88,569	(6)%	(55)%

Loss before income taxes	$(40,687)	$(33,460)	$(58,080)	$(138,271)	$(59,411)	(22)%	32%

Average Balance Sheet (millions)
Loans	$6,101	$6,461	$6,902	$7,154	$7,659	(6)%	(20)%
Loans held for sale	304	312	317	333	339	(3)%	(10)%
Trading securities	38	50	57	93	125	(24)%	(70)%
Mortgage servicing rights	195	242	275	283	321	(19)%	(39)%
Other assets	286	245	247	322	243	17%	18%
Total assets	6,924	7,310	7,798	8,185	8,687	(5)%	(20)%
Escrow balances	564	565	583	803	923	*	(39)%
Net interest margin	2.28%	2.21%	2.12%	1.98%	2.00%

Noninterest Expense Detail (thousands)
Repurchase and foreclosure provision (a)	$48,714	$56,186	$40,707	$59,358	$24,072	(13)%	102%
Salaries and benefits	2,889	3,130	4,724	7,801	8,348	(8)%	(65)%
Contract labor and outsourcing	4,091	4,135	4,134	6,087	5,062	(1)%	(19)%
Equipment and occupancy	1,145	2,784	1,202	5,137	2,097	(59)%	(45)%
Other expenses	30,302	26,553	25,926	46,479	38,137	14%	(21)%

Total noninterest expense	$87,141	$92,788	$76,693	$124,862	$77,716	(6)%	12%

Mortgage warehouse (millions)
Ending warehouse balance (loans held for sale)	$303	$306	$309	$307	$333	(1)%	(9)%

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Amounts differ from prior periods due to reclassification of amounts related to consumer lending loan repurchases from other income to repurchase and foreclosure provision.

NON-STRATEGIC: SERVICING (a) Quarterly, Unaudited

						3Q10 Change vs.
(Thousands)	3Q10	2Q10	1Q10	4Q09	3Q09	2Q10	3Q09

Servicing Income
Service fees	$21,351	$25,977	$27,677	$27,864	$29,668	(18)%	(28)%
Change in MSR value — runoff	(8,752)	(7,238)	(8,816)	(10,199)	(12,009)	(21)%	27%
Net hedging results	31,824	44,099	10,905	24,153	30,783	(28)%	3%

Total servicing income	$44,423	$62,838	$29,766	$41,818	$48,442	(29)%	(8)%

Key Servicing Metrics (millions)
Beginning servicing portfolio	$31,907	$38,978	$40,616	$44,233	$46,453
Additions to portfolio, net of REO transfers	(409)	(440)	(373)	(433)	(385)
Prepayments	(1,229)	(977)	(993)	(1,321)	(1,551)
Amortization	(230)	(243)	(272)	(280)	(284)
Service release sales	—	—	—	—	—
Bulk sale	(316)	(5,411)	—	(1,583)	—
Ending servicing portfolio (owned)	$29,723	$31,907	$38,978	$40,616	$44,233	(7)%	(33)%

Average servicing portfolio (owned)	$30,523	$34,252	$39,543	$42,069	$44,906	(11)%	(32)%
Average loans serviced (#)	170,931	193,795	224,374	247,113	272,855	(12)%	(37)%

Portfolio Product Mix (Average)
GNMA	3%	3%	2%	2%	2%
FNMA/FHLMC	50%	52%	57%	54%	51%
Private	45%	43%	39%	43%	46%

Sub-Total	98%	98%	98%	99%	99%
Warehouse	2%	2%	2%	1%	1%

Total	100%	100%	100%	100%	100%

Other Portfolio Statistics
Net service fees — annualized (bps)	25	28	25	24	24
Total service fees — annualized (bps)	28	30	28	26	26

Ancillary income per loan (annualized)	$71.24	$62.46	$69.93	$65.12	$61.03	14%	17%
Servicing cost per loan (annualized)	$33.34	$54.81	$29.73	$34.41	$104.75	(39)%	(68)%

Average servicing asset (millions)	195	242	275	283	321
Servicing book value (bps)	64	71	70	67	71

90+ Delinquency rate, excluding foreclosures (b)	8.66%	8.39%	9.99%	9.53%	8.38%

Change in MSR asset / average servicing asset	43%	66%	4%	6%	21%
Run-off rate — annualized	13%	8%	7%	9%	11%

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Includes servicing of first liens, second liens, and HELOC.

(b)	Excludes delinquency rate of second liens and HELOC.

CAPITAL HIGHLIGHTS Quarterly, Unaudited

						3Q10 Change vs.
(Dollars in thousands, except per share amounts)	3Q10	2Q10	1Q10	4Q09	3Q09	2Q10	3Q09

Tier 1 capital (a) (b)	$3,526,045	$3,499,759	$3,484,847	$3,507,782	$3,563,650	1%	(1)%
Tier 2 capital (a)	942,583	947,841	1,020,984	1,183,230	1,191,329	(1)%	(21)%

Total capital (a)	$4,468,628	$4,447,600	$4,505,831	$4,691,012	$4,754,979	*	(6)%

Risk weighted assets (a)	$20,478,067	$20,837,537	$21,022,369	$21,400,408	$21,999,518	(2)%	(7)%
Tier 1 ratio (a)	17.22%	16.80%	16.58%	16.39%	16.20%
Tier 2 ratio (a)	4.60	4.54	4.85	5.53	5.41

Total capital ratio (a)	21.82%	21.34%	21.43%	21.92%	21.61%

Tier 1 common ratio (a) (c)	10.35%	10.07%	9.93%	9.88%	9.88%
Leverage ratio (a)	13.76%	13.74%	13.71%	13.36%	13.34%
Shareholders’ equity/assets ratio (d)	13.03%	12.52%	12.62%	12.67%	12.73%
Adjusted tangible common equity/RWA (a) (c) (e)	9.49%	9.21%	9.09%	9.06%	9.06%
Tangible common equity/tangible assets (b)	7.96%	7.63%	7.67%	7.75%	7.85%
Tangible book value per common share (b) (f)	$8.61	$8.54	$8.49	$8.65	$8.89
Book value per common share (f)	$9.45	$9.39	$9.35	$9.52	$9.84

* Amount is less than one percent

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Current quarter is an estimate.

(b)	Includes $300 million of tier 1 qualifying trust preferred securities.

(c)	Refer to the Non-GAAP to GAAP Reconciliation on page 32 of this financial supplement.

(d)	Calculated on period-end balances.

(e)	See Glossary of Terms for definition of ratios.

(f)	Shares restated for stock dividends distributed through October 1, 2010.

ASSET QUALITY: CONSOLIDATED Quarterly, Unaudited

						3Q10 Change vs.
(Thousands)	3Q10	2Q10	1Q10	4Q09	3Q09	2Q10	3Q09

Allowance for Loan Losses Walk-Forward
Beginning reserve	$781,269	$844,060	$896,914	$944,765	$961,482	(7)%	(19)%
Adjustment due to amendments of ASC 810 (a)	—	—	24,578	—	—	NM	NM
Provision	50,000	70,000	105,000	135,000	185,000	(29)%	(73)%
Charge-offs	(125,801)	(145,988)	(193,955)	(196,908)	(212,561)	14%	41%
Recoveries	14,431	13,197	11,523	14,057	10,844	9%	33%

Ending balance (Restricted — $47.8 million) (b)	$719,899	$781,269	$844,060	$896,914	$944,765	(8)%	(24)%

Reserve for remaining unfunded commitments	13,838	16,077	18,737	19,685	20,308	(14)%	(32)%
Total allowance for loan losses plus reserve for unfunded commitments	$733,737	$797,346	$862,797	$916,599	$965,073	(8)%	(24)%

Allowance for Loan Losses
Regional Banking	$382,246	$411,537	$420,922	$427,907	$435,126	(7)%	(12)%
Non-Strategic	337,653	369,732	423,139	469,008	509,639	(9)%	(34)%

Total allowance for loan losses	$719,899	$781,269	$844,061	$896,915	$944,765	(8)%	(24)%

Nonperforming Assets
Regional Banking
Nonperforming loans	$358,176	$321,394	$329,600	$271,021	$318,309	11%	13%
Foreclosed real estate	38,771	28,412	27,935	29,862	17,176	36%	126%

Total Regional Banking	$396,947	$349,806	$357,535	$300,883	$335,485	13%	18%

Non-Strategic
Nonperforming loans — including held for sale (c)	$437,595	$469,136	$598,607	$666,663	$801,410	(7)%	(45)%
Foreclosed real estate	84,700	80,860	85,072	83,847	83,594	5%	1%

Total Non-Strategic	$522,295	$549,996	$683,679	$750,510	$885,004	(5)%	(41)%

Total nonperforming assets	$919,242	$899,802	$1,041,214	$1,051,393	$1,220,489	2%	(25)%

Net Charge-Offs
Regional Banking	$39,595	$37,359	$59,032	$53,777	$53,866	6%	(26)%
Non-Strategic	71,775	95,432	123,400	129,074	147,852	(25)%	(51)%

Total net charge-offs	$111,370	$132,791	$182,432	$182,851	$201,718	(16)%	(45)%

Consolidated Key Ratios (d)
NPL %	4.31%	4.31%	5.02%	4.96%	5.87%
NPA %	5.00	4.92	5.63	5.56	6.38
Net charge-offs %	2.63	3.10	4.13	4.00	4.24
Allowance / loans	4.22	4.55	4.83	4.95	5.10
Allowance / NPL	0.98x	1.06x	0.96x	1.00x	0.87x
Allowance / NPA	0.84x	0.92x	0.85x	0.89x	0.80x
Allowance / Charge-offs	1.62x	1.47x	1.16x	1.23x	1.17x

Other
Loans past due 90 days or more (e)	$155,532	$144,840	$167,191	$182,343	$173,634	7%	(10)%
Guaranteed portion (e)	38,397	35,809	46,957	40,252	42,271	7%	(9)%
Foreclosed real estate from government insured loans	15,888	13,276	9,054	11,481	10,619	20%	50%
Period-end loans, net of unearned income (millions)	$17,059	$17,154	$17,484	$18,124	$18,525	(1)%	(8)%
Remaining unfunded commitments (millions)	$8,071	$8,148	$8,575	$8,607	$9,069	*	(11)%

Certain previously reported amounts have been reclassified to agree with current presentation.

NM — Not meaningful

*	Amount is less than one percent

(a)	See Glossary of Terms for definition of ASC 810 adjustment.

(b)	See Glossary of Terms for definition of restricted balances.

(c)	3Q10 includes $60.6 million of loans held for sale.

(d)	See Glossary of Terms for definitions of Consolidated Key Ratios.

(e)	Includes loans held for sale.

ASSET QUALITY: CONSOLIDATED Quarterly, Unaudited

											3Q10 Change vs.
	3Q10		2Q10		1Q10		4Q09		3Q09		2Q10	3Q09

Key Portfolio Details
Commercial (C&I and Other)
Period-end loans ($ millions)	$7,337		$7,004		$6,856		$7,135		$6,899		5%	6%

30+ Delinq. % (a)	0.68%		1.02%		1.02%		0.96%		1.25%
NPL %	3.34		2.93		2.86		1.90		2.13
Charge-offs % (qtr. annualized)	1.34		1.16		1.67		1.21		2.48

Allowance / loans %	3.54%		3.96%		4.28%		3.88%		3.78%
Allowance / charge-offs	2.76	x	3.54	x	2.60	x	3.29	x	1.48	x

Income CRE (Income-producing Commercial Real Estate)
Period-end loans ($ millions)	$1,519		$1,610		$1,674		$1,774		$1,845		(6)%	(18)%

30+ Delinq. % (a)	2.04%		1.31%		3.11%		3.13%		2.19%
NPL %	10.13		9.78		10.81		10.35		10.87
Charge-offs % (qtr. annualized)	1.96		3.04		4.37		6.13		3.46

Allowance / loans %	9.46%		9.00%		8.62%		8.67%		8.29%
Allowance / charge-offs	4.68	x	2.93	x	1.94	x	1.38	x	2.37	x

Residential CRE (Homebuilder and Condominium Construction)
Period-end loans ($ millions)	$324		$397		$528		$640		$835		(18)%	(61)%

30+ Delinq. % (a)	0.93%		2.49%		3.89%		3.71%		4.15%
NPL %	46.45		44.52		49.38		42.94		42.35
Charge-offs % (qtr. annualized)	5.07		17.97		21.19		22.22		13.41

Allowance / loans %	11.99%		13.47%		9.69%		8.12%		9.17%
Allowance / charge-offs	2.12	x	0.63	x	0.41	x	0.31	x	0.62	x

Consumer Real Estate (Home Equity Installment and HELOC)
Period-end loans ($ millions)	$5,788		$5,936		$6,084		$6,931		$7,148		(2)%	(19)%

30+ Delinq. % (a)	2.33%		2.19%		2.21%		2.31%		2.28%
NPL %	0.46		0.35		0.30		0.26		0.14
Charge-offs % (qtr. annualized)	3.11		2.69		2.91		2.93		3.04

Allowance / loans %	2.64%		2.74%		2.87%		3.10%		3.21%
Allowance / charge-offs	0.84	x	1.01	x	0.97	x	1.04	x	1.04	x

Permanent Mortgage
Period-end loans ($ millions)	$969		$1,019		$1,068		$1,086		$1,113		(5)%	(13)%

30+ Delinq. % (a)	5.43%		4.95%		6.29%		8.49%		8.09%
NPL %	12.76		12.17		11.09		9.02		8.65
Charge-offs % (qtr. annualized)	5.65		5.84		10.44		4.65		6.27

Allowance / loans %	6.08%		6.89%		7.86%		11.41%		9.06%
Allowance / charge-offs	1.06	x	1.16	x	0.75	x	2.45	x	1.46	x

OTC, Credit Card and Other (b)
Period-end loans ($ millions)	$326		$355		$403		$558		$685		(8)%	(52)%

30+ Delinq. % (a)	1.90%		1.32%		2.12%		5.22%		3.12%
NPL %	9.31		15.05		24.91		34.03		40.89
Charge-offs % (qtr. annualized)	4.81		11.54		17.52		18.07		19.60

Allowance / loans %	5.49%		6.42%		9.21%		13.54%		18.12%
Allowance / charge-offs	1.10	x	0.53	x	0.45	x	0.68	x	0.81	x

Restricted Real Estate Loans (c)
Period-end loans ($ millions) (d)	$797		$834		$870		N/A		N/A		(4)%	NM

30+ Delinq. % (a)	3.73%		3.52%		3.72%		N/A		N/A
NPL %	0.67		0.23		0.19		N/A		N/A
Charge-offs % (qtr. annualized)	5.80		6.23		4.78		N/A		N/A

Allowance / loans %	6.01%		6.01%		6.87%		N/A		N/A
Allowance / charge-offs	1.01	x	0.94	x	1.40	x	N/A		N/A

*	Amount is less than one percent

NM — Not meaningful

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

(b)	Select OTC amounts: PE loans: $30.4 million; NPL: 100%; Allowance: $7.35 million; Q3 Net Charge-offs: $0.72 million.

(c)	Prior to 1Q10, certain amounts were included in Consumer Real Estate.

(d)	Includes $735.8 million of consumer real estate loans and $60.7 million of permanent mortgage loans.

ANALYSIS OF INDIVIDUALLY IMPAIRED LOANS AND NPL AND ORE ROLLFORWARDS Unaudited

(Millions)	Reserves	Balances	Reserve Rate

Commercial Portfolio Reserves
Individually impaired loans with reserves	$74.8	$190.3	39.32%
Individually impaired loans without reserves	—	281.2	—
All other loans	367.4	8,708.1	4.22

Total	$442.2	$9,179.6	4.82%

(Millions)	3Q10	2Q10	1Q10	4Q09	3Q09

NPL Rollforward (a)
Beginning NPLs	$593	$739	$784	$981	$1,021
+ Additions	98	96	182	147	254
+ Principal Increase	7	19	13	9	7
- Resolutions and Payments	(46)	(161)	(113)	(175)	(130)
- Net Charge-Offs	(37)	(60)	(95)	(114)	(125)
- Transfer to OREO	(35)	(39)	(32)	(62)	(46)
- Upgrade to Accrual	—	(1)	—	(2)	—

Ending NPLs	$580	$593	$739	$784	$981

(a) Includes Commercial and One-Time Close Portfolios only.

(Millions)	3Q10	2Q10	1Q10	4Q09	3Q09

ORE Inventory Rollforward (a)
Beginning Balance	$109.3	$113.0	$113.7	$100.8	$106.1
Valuation Adjustments	(4.6)	(3.4)	(5.9)	(10.0)	(10.4)

Adjusted Balance	$104.7	$109.6	$107.8	$90.8	$95.7
+ New OREO	50.6	53.4	47.1	74.8	65.2
+ Capitalized Expenses	0.7	0.9	1.6	1.0	4.0
Disposals:
- Single Transactions	(31.1)	(52.6)	(43.5)	(52.9)	(49.6)
- Bulk Sales	(1.5)	(2.0)	—	—	(6.0)
- Auctions	—	—	—	—	(8.5)

Ending Balance	$123.4	$109.3	$113.0	$113.7	$100.8

(a)	OREO excludes foreclosed assets related to government insured mortgages.

ASSET QUALITY: REGIONAL BANKING Quarterly, Unaudited

											3Q10 Change vs.
	3Q10		2Q10		1Q10		4Q09		3Q09		2Q10	3Q09

Total Regional Banking
Period-end loans ($ millions)	$11,147		$10,902		$10,776		$11,221		$11,135		2%	*

30+ Delinq. % (a)	1.03%		1.17%		1.31%		1.55%		1.72%
NPL %	3.21		2.95		3.06		2.42		2.86
Charge-offs % (qtr. annualized)	1.46		1.40		2.19		1.94		1.90

Allowance / loans %	3.43%		3.78%		3.91%		3.81%		3.91%
Allowance / charge-offs	2.41	x	2.75	x	1.78	x	1.99	x	2.02	x

Key Portfolio Details

Commercial (C&I and Other)
Period-end loans ($ millions) (b)	$6,745		$6,406		$6,218		$6,475		$6,257		5%	8%

30+ Delinq. % (a)	0.55%		1.11%		1.13%		1.05%		1.35%
NPL %	2.70		2.10		2.17		1.51		1.74
Charge-offs % (qtr. annualized)	1.47		1.26		1.82		1.23		1.92

Allowance / loans %	3.07%		3.57%		3.91%		3.53%		3.68%
Allowance / charge-offs	2.20	x	2.95	x	2.17	x	2.95	x	1.86	x

Income CRE (Income-producing Commercial Real Estate)
Period-end loans ($ millions)	$1,358		$1,434		$1,454		$1,522		$1,556		(5)%	(13)%

30+ Delinq. % (a)	2.00%		1.14%		1.96%		3.30%		2.57%
NPL %	7.30		7.33		6.90		6.53		7.25
Charge-offs % (qtr. annualized)	1.63		1.64		2.57		3.16		1.84

Allowance / loans %	8.76%		8.26%		7.97%		8.61%		8.53%
Allowance / charge-offs	5.20	x	5.04	x	3.09	x	2.72	x	4.63	x

Residential CRE (Homebuilder and Condominium Construction)
Period-end loans ($ millions)	$193		$220		$259		$300		$358		(12)%	(46)%

30+ Delinq. % (a)	1.48%		1.47%		2.64%		5.42%		6.57%
NPL %	37.02		35.49		35.04		22.97		26.00
Charge-offs % (qtr. annualized)	5.50		9.92		20.80		15.39		7.73

Allowance / loans %	13.47%		15.40%		10.78%		8.44%		9.12%
Allowance / charge-offs	2.27	x	1.41	x	0.48	x	0.50	x	1.10	x

Consumer Real Estate (Home Equity Installment and HELOC)
Period-end loans ($ millions)	$2,553		$2,537		$2,542		$2,594		$2,637		1%	(3)%

30+ Delinq. % (a)	1.61%		1.28%		1.23%		1.28%		1.42%
NPL %	0.21		0.13		0.13		0.18		0.13
Charge-offs % (qtr. annualized)	0.77		0.54		0.67		0.93		0.82

Allowance / loans %	0.82%		0.83%		0.94%		1.19%		1.04%
Allowance / charge-offs	1.08	x	1.54	x	1.39	x	1.28	x	1.26	x

Credit Card, Permanent Mortgage, and Other
Period-end loans ($ millions)	$299		$305		$302		$331		$327		(2)%	(9)%

30+ Delinq. % (a)	1.97%		1.48%		1.60%		1.89%		1.98%
NPL %	0.06		0.09		0.13		0.08		0.08
Charge-offs % (qtr. annualized)	3.42		3.56		3.53		4.42		3.54

Allowance / loans %	3.15%		3.14%		3.47%		3.55%		3.67%
Allowance / charge-offs	0.91	x	0.88	x	0.96	x	0.82	x	1.03	x

*	Amount is less than one percent
Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

(b)	3Q10 increase attributable to growth in mortgage warehouse lending within correspondent banking business.

ASSET QUALITY: NON-STRATEGIC Quarterly, Unaudited

											3Q10 Change vs.
	3Q10		2Q10		1Q10		4Q09		3Q09		2Q10	3Q09

Total Non-Strategic Lending
Period-end loans ($ millions)	$5,913		$6,252		$6,708		$6,903		$7,389		(5)%	(20)%

30+ Delinq. % (a)	3.27%		3.03%		3.64%		3.69%		3.29%
NPL %	6.38		6.69		8.16		9.10		10.41
Charge-offs % (qtr. annualized)	4.71		5.91		7.15		7.22		7.72

Allowance / loans %	5.71%		5.91%		6.31%		6.79%		6.90%
Allowance / charge-offs	1.18	x	0.97	x	0.86	x	0.91	x	0.86	x

Key Portfolio Details

Commercial (C&I and Other) (b)
Period-end loans ($ millions)	$592		$598		$638		$660		$642		(1)%	(8)%

30+ Delinq. % (a)	2.14%		0.08%		0.03%		0.06%		0.22%
NPL %	10.63		11.77		9.66		5.73		5.95
Charge-offs % (qtr. annualized)	—		0.15		0.08		1.03		8.03

Allowance / loans %	8.91%		8.09%		7.92%		7.24%		4.72%
Allowance / charge-offs	NM		53.49	x	106.43	x	7.27	x	0.58	x

Income CRE (Income-producing Commercial Real Estate)
Period-end loans ($ millions)	$161		$176		$220		$253		$290		(8)%	(44)%

30+ Delinq. % (a)	2.31%		2.66%		10.76%		2.11%		0.16%
NPL %	33.97		29.72		36.67		33.32		30.28
Charge-offs % (qtr. annualized)	4.61		13.16		15.38		22.13		11.45

Allowance / loans %	15.31%		15.01%		12.96%		9.01%		6.98%
Allowance / charge-offs	3.16	x	1.02	x	0.77	x	0.36	x	0.56	x

Residential CRE (Homebuilder and Condominium Construction)
Period-end loans ($ millions)	$131		$177		$269		$340		$477		(26)%	(73)%

30+ Delinq. % (a)	0.13%		3.74%		5.09%		2.19%		2.33%
NPL %	60.36		55.73		63.23		60.60		54.60
Charge-offs % (qtr. annualized)	4.47		26.50		21.54		27.42		17.44

Allowance / loans %	9.80%		11.07%		8.63%		7.84%		9.21%
Allowance / charge-offs	1.87	x	0.32	x	0.35	x	0.23	x	0.47	x

Consumer Real Estate (Home Equity Installment and HELOC)
Period-end loans ($ millions)	$3,235		$3,398		$3,542		$4,338		$4,511		(5)%	(28)%

30+ Delinq. % (a)	2.91%		2.87%		2.91%		2.92%		2.78%
NPL %	0.65		0.52		0.42		0.30		0.15
Charge-offs % (qtr. annualized)	4.89		4.26		4.50		4.11		4.31

Allowance / loans %	4.08%		4.17%		4.25%		4.24%		4.48%
Allowance / charge-offs	0.81	x	0.96	x	0.92	x	1.01	x	1.02	x

Permanent Mortgage
Period-end loans ($ millions)	$944		$993		$1,040		$1,059		$1,084		(5)%	(13)%

30+ Delinq. % (a)	5.50%		4.98%		6.33%		8.57%		8.17%
NPL %	13.08		12.46		11.34		9.22		8.85
Charge-offs % (qtr. annualized)	5.84		6.00		10.71		4.77		6.44

Allowance / loans %	6.21%		7.01%		8.00%		11.62%		9.25%
Allowance / charge-offs	1.04	x	1.15	x	0.74	x	2.44	x	1.46	x

OTC and Other Consumer (c)
Period-end loans ($ millions)	$52		$76		$129		$253		$386		(31)%	(86)%

30+ Delinq. % (a)	2.02%		1.50%		3.90%		9.58%		4.21%
NPL %	58.04		70.47		78.20		74.96		72.59
Charge-offs % (qtr. annualized)	8.88		33.48		37.55		30.66		29.26

Allowance / loans %	16.92%		18.24%		21.26%		25.50%		29.19%
Allowance / charge-offs	1.58	x	0.43	x	0.38	x	0.67	x	0.79	x

Restricted Real Estate Loans (d)
Period-end loans ($ millions) (e)	$797		$834		$870		N/A		N/A		(4)%	N/A

30+ Delinq. % (a)	3.73%		3.52%		3.72%		N/A		N/A
NPL %	0.67		0.23		0.19		N/A		N/A
Charge-offs % (qtr. annualized)	5.80		6.23		4.78		N/A		N/A

Allowance / loans %	6.01%		6.01%		6.87%		N/A		N/A
Allowance / charge-offs	1.01	x	0.94	x	1.40	x	N/A		N/A

*	Amount is less than one percent

Certain previously reported amounts have been reclassified to agree with current presentation.

NM — Not meaningful

(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

(b)	Includes trust preferred loan portfolio and other exited businesses.

(c)	Select OTC amounts: PE loans: $30.4 million; NPL: 100%; Allowance: $7.35 million; Q3 Net Charge-offs: $0.72 million.

(d)	Prior to 1Q10, certain amounts were included in Consumer Real Estate.

(e)	Includes $735.8 million of consumer real estate loans and $60.7 million of permanent mortgage loans.

ASSET QUALITY HIGHLIGHTS: KEY PORTFOLIOS — COMMERCIAL Unaudited

C&I Portfolio: $7.3 Billion (43% of Total Loans)
-	Primarily relationship customers in TN and regional middle market lending efforts

-	Diverse by industry, good granularity

-	Impacted by deterioration in overall economic conditions

-	Trust preferred loans and bank-related exposures most severely impacted

% OS

General Corporate, Commercial, and Business Banking Loans	76%
Mortgage Warehouse Line Balances	15%
Trust Preferred Loans	6%
Bank Holding Company Lending	3%

Income CRE Portfolio: $1.5 Billion (9% of Total Loans)

-	Traditional commercial real estate construction and mini-permanent loans

-	89% managed by Regional Banking segment (approx)

-	Only 11% in non-strategic CRE business: wind-down portfolio (approx)

-	Poor economic conditions impacting vacancy levels, rate of stabilization, and rental rates

-	Lack of available financing combined with a weak economy impacting property valuations

-	Expect a prolonged period of portfolio underperformance versus historical expectations

Top 10 States

	% OS	% NPL

TN	46.61%	5.18%
NC	9.94%	15.59%
GA	7.39%	0.97%
FL	5.51%	43.40%
TX	4.10%	1.96%
MS	3.84%	9.59%
SC	3.70%	2.27%
WA	3.68%	18.34%
WV	2.65%	—
IN	1.83%	—

As of 9/30/10

Homebuilder Portfolio: $324 Million (2% of Total Loans)

-	Loans to residential builders and developers

-	Performance severely impacted by the housing market

-	Wind-down portfolio: In early 2008, ceased originations for national CRE lending; balances have decreased by 90% since March 2008

Top 10 States

	% OS	% NPL

TN	34.25%	21.37%
NC	10.79%	58.44%
FL	10.46%	68.91%
TX	6.68%	1.18%
CO	5.49%	99.11%
WA	4.40%	77.25%
AZ	3.12%	100.00%
MS	2.68%	63.60%
GA	2.34%	94.02%
VA	2.23%	33.01%

As of 9/30/10

ASSET QUALITY HIGHLIGHTS: KEY PORTFOLIOS — CONSUMER Unaudited

Consumer Real Estate (primarily Home Equity) Portfolio: $6.5 Billion (38% of Total Loans)

-	Statistics include $735.8 million of restricted real estate loans
-	Geographically diverse

-	Top States (TN = 36%, CA = 14%, VA = 4%, WA = 4%)
-	Strong borrower quality
-	736 avg. portfolio origination FICO; 727 avg. portfolio FICO (refreshed)
-	Good collateral position
-	High LTV loans managed through whole loan insurance

-	29% first lien and 71% second lien

-	85% of uninsured portfolio <90 CLTV

-	14% of uninsured portfolio is HLTV, 65% of which (or 8.9%) have FICO >700

-	Good borrower capacity (37% avg. DTI)

-	Primarily retail-sourced (86% retail)

-	Mix of older vintage loans
-	47% originated prior to 2006

Top 10 States

	% OS	Del. %	C/O %

TN	36%	1.61%	0.87%
CA	14%	2.48%	6.73%
VA	4%	2.40%	4.34%
WA	4%	2.96%	4.05%
GA	3%	2.44%	4.13%
MD	3%	2.48%	2.68%
FL	3%	4.47%	6.32%
AZ	2%	4.40%	8.87%
PA	2%	2.59%	1.47%
NJ	2%	2.92%	2.55%

As of 9/30/10

Retail vs. Wholesale Originations

	% OS	Del. %	C/O %

Retail	86.08%	2.29%	2.89%
Wholesale	11.42%	4.12%	9.00%
Other	2.50%	2.62%	3.86%

As of 9/30/10

Portfolio Breakdown by LTV and FICO

	<=80%	80% - 90%	>90%

>=740	32.3%	14.8%	5.2%
720-739	6.9%	4.5%	2.0%
700-719	6.9%	4.2%	1.9%
660-699	7.6%	3.9%	3.2%
620-659	2.4%	1.3%	1.2%
<620	0.8%	0.3%	0.6%
*excludes whole loan insurance

As of 9/30/10

		Balance	Origination Characteristics					QTD	YTD
	Vintage	%	CLTV	FICO	% Broker *	% TN	% 1st lien	NCO’s %	NCO’s %

	pre-2002	5%	76%	718	15%	48%	35%	2.15%	1.60%
	2003	9%	75%	730	15%	34%	41%	1.41%	1.18%
	2004	13%	79%	727	27%	23%	27%	3.77%	3.77%
	2005	20%	80%	731	19%	19%	17%	4.88%	4.38%
	2006	16%	77%	735	6%	25%	18%	5.17%	4.74%
	2007	19%	79%	740	15%	27%	19%	4.12%	4.58%
	2008	9%	75%	749	7%	74%	54%	2.37%	2.11%
	2009	5%	72%	755	-	88%	60%	2.00%	0.85%
	2010	4%	77%	754	-	91%	68%	-	-

	Total	100%	78%	736	14%	36%	29%	3.61%	3.40%
*	Correspondent and Wholesale

Permanent Mortgage Portfolio: $1.0 Billion (6% of Total Loans)
-	Statistics include $60.7 million of restricted real estate loans
-	Portfolio performance varies by underlying pools

-	National portfolios winding-down

-	Geographically diverse

-	Balanced origination sources
-	48% retail; 52% wholesale
-	Documentation type
-	64% full doc; 32% stated; 4% other
-	Product type
-	63% jumbo; 17% Alt A; 20% other

Top 10 States

	% OS	Del. %

CA	23%	6.11%
TX	10%	3.49%
WA	8%	1.91%
AZ	6%	14.43%
VA	5%	3.74%
FL	5%	20.90%
OR	4%	12.41%
UT	4%	9.01%
MD	4%	2.18%
TN	3%	—

As of 9/30/10

ASSET QUALITY: PROCESS HIGHLIGHTS

Product	Current Process

Commercial Loans (Real Estate / C&I)
Risk Grading
Reserves are established using historical loss factors by grade level. Relationship managers risk rate each loan using grades that reflect both the probability of default and estimated loss in the event of default. Loans with emerging weaknesses receive increased oversight through our Watch List process.
Watch List Process
For new Watch List loans, senior credit management reviews risk grade appropriateness and action plans. After initial identification, relationship managers prepare regular updates for review and discussion by more senior business line and credit officers. This oversight is intended to bring consistent grading and allow timely identification of loans that need to be further downgraded or placed on non-accrual status.
Classified and Non-Accruals
When a loan becomes classified, the asset generally transfers to the specialists in our Loan Rehab and Recovery group where the accounts receive more active management and detailed monitoring; at this time, new appraisals are typically ordered for real estate collateral dependent credits.
Loans are placed on non-accrual status if it becomes evident that full collection of principal and interest is at risk, or if loans become 90 days or more past due.
Impairment Assessment
Generally, classified non-accrual loans over $1 million are deemed to be impaired in accordance with GAAP and are assessed for impairment measurement. For impaired assets viewed as collateral dependent, fair value estimates are obtained from a recently received and reviewed appraisal. Appraised values are adjusted down for costs associated with asset disposal and for our estimate of any further deterioration in values since the most recent appraisal. Upon the determination of impairment, we charge off the full difference between book value and our best estimate of the asset’s net realizable value. For assets evaluated using a discounted cash flow methodology, loans are discounted using the applicable note rate, and typically reserves are maintained.

Home Equity Loans and Lines
For home equity loans and lines, reserve levels are established through the use of segmented roll rate models. Loans are classified substandard at 90 days delinquent. Our collateral position is assessed prior to the asset becoming 180 days delinquent. If the value does not support foreclosure, balances are charged off and other avenues of recovery are pursued. If the value supports foreclosure, the loan is charged down to net realizable value and is placed on non-accrual status. When collateral is taken to OREO, the asset is assessed for further write-down to a percentage of appraised value.

GLOSSARY OF TERMS

Adjusted Tangible Equity/RWA: Shareholders’ equity excluding intangible assets and unrealized gains/losses on available for sale securities and cash flow hedges divided by risk weighted assets.
Appraisal Fees: A fee charged to the borrower for the cost of appraising a property.
ASC 310 Fee Deferral: The timing difference between collecting and recognizing origination fees on a loan not carried at elected fair value. For loans held for sale not carried at elected fair value, origination fees are recognized at the time the loan is sold, not at the time the loan is originated.
ASC 310 Reclassification: The reclassification of the cost of originating mortgage warehouse loans, not carried at elected fair value, sold during the period.
ASC 810 Adjustment: Adjustment to reflect the initial application of Accounting Standards Update No. 2009-17, which includes the initial effects of consolidating previously off-balance sheet securitization trusts. The net impact of initial adoption was offset through a cumulative effect adjustment to undivided profits.
Core Business Segments: Management treats regional banking, capital markets, and corporate as FHN’s core businesses. Non-strategic has significant legacy assets and operations that are being wound down.
Credit Report Fee: A fee charged to the borrower for the cost of obtaining the borrower’s credit report.
Final Inspection Fee: A fee charged to the borrower to inspect a property.
Individually Impaired Loans: Commercial loans over $1 million that are not expected to pay all contractually due principal and interest and consumer loans that have experienced a troubled debt restructuring and are individually evaluated for impairment. The estimated loss on these loans is determined using a discounted cash flow (“DCF”) methodology or the estimated fair value of the underlying collateral less costs to sell, if the loan is considered collateral dependent. In accordance with accounting requirements, DCF loans are discounted using the applicable note rate, and typically reserves are maintained for DCF loans. Collateral dependent loans are generally charged off to the estimate of collateral value less cost to sell leaving no associated reserve.
Lower of Cost or Market (LOCOM): A method of accounting for certain assets by recording them at the lower of their historical cost or their current market value.
Origination Fees: A fee charged to the borrower by the lender to originate a loan. Usually stated as a percentage of the face value of the loan.
Reg E Opt-In: The 2010 requirement by Federal Reserve Board Regulation E that consumer customers of banks must elect, or opt-in, to continue to be eligible for fee-based overdraft protection services regarding debit card and ATM transactions. Consumer customers who do not opt-in cannot be charged fees for such services and will not receive such services.
Restricted Balances: Assets of a consolidated variable interest entity that can be used only to settle obligations of the consolidated variable interest entity and liabilities of a consolidated variable interest entity for which creditors (or beneficial interest holders) do not have recourse to the general credit of the primary beneficiary.
Troubled Debt Restructuring (TDR): A restructuring of debt whereby a creditor for economic or legal reasons related to the borrower’s financial difficulties grants a concession to the borrower that it would not otherwise consider. Such concession is granted in an attempt to protect as much of the creditor’s investment as possible by increasing the probability of repayment.

Asset Quality — Consolidated Key Ratios

NPL %: Ratio is nonperforming loans in the loan portfolio to total period end loans.
NPA %: Ratio is nonperforming assets related to the loan portfolio to total period end loans plus foreclosed real estate and other assets.
Net charge-offs %: Ratio is annualized net charge-offs to total average loans.
Allowance / Loans: Ratio is allowance for loan losses to total period end loans.
Allowance to loans excluding insured loans: Ratio is allowance for loan losses to total period end loans excluding insured loans.
Allowance / NPL: Ratio is allowance for loan losses to nonperforming loans in the loan portfolio.
Allowance / NPA: Ratio is allowance for loan losses to nonperforming assets related to the loan portfolio.
Allowance / Charge-offs: Ratio is allowance for loan losses to annualized net charge-offs.

NON-GAAP to GAAP RECONCILIATION Quarterly, Unaudited

(Thousands)	3Q10	2Q10	1Q10	4Q09	3Q09

Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$3,306,888	$3,287,233	$3,270,942	$3,302,468	$3,370,209
Less: Preferred stock capital surplus — CPP	810,974	806,856	802,760	798,685	794,630
Less: Noncontrolling interest (a)	295,165	295,165	295,165	295,165	295,165

(B) Total common equity	$2,200,749	$2,185,212	$2,173,017	$2,208,618	$2,280,414
Less: Intangible assets (GAAP) (b)	196,443	197,825	199,207	203,783	218,879

(C) Tangible common equity (Non-GAAP)	$2,004,306	$1,987,387	$1,973,810	$2,004,835	$2,061,535
Less: Unrealized gains on AFS securities, net of tax	61,836	68,189	63,271	64,925	67,527

(D) Adjusted tangible common equity (Non-GAAP) (c)	$1,942,470	$1,919,198	$1,910,539	$1,939,910	$1,994,008

Tangible Assets (Non-GAAP)
(E) Total assets (GAAP)	$25,384,181	$26,254,226	$25,923,576	$26,068,678	$26,465,852
Less: Intangible assets (GAAP) (b)	196,443	197,825	199,207	203,783	218,879

(F) Tangible assets (Non-GAAP)	$25,187,738	$26,056,401	$25,724,369	$25,864,895	$26,246,973

Period-end Shares Outstanding
(G) Period-end shares outstanding	232,841	232,624	232,374	231,896	231,841

Tier 1 Common (Non-GAAP)
(H) Tier 1 capital (d) (e)	$3,526,045	$3,499,759	$3,484,847	$3,507,782	$3,563,650
Less: Preferred stock capital surplus — CPP	810,974	806,856	802,760	798,685	794,630
Less: Noncontrolling interest — FTBNA preferred stock (a) (f)	294,816	294,816	294,816	294,816	294,816
Less: Trust preferred (g)	300,000	300,000	300,000	300,000	300,000

(I) Tier 1 common (Non-GAAP)	$2,120,255	$2,098,087	$2,087,271	$2,114,281	$2,174,204

Risk Weighted Assets
(J) Risk weighted assets (d) (e)	$20,478,067	$20,837,537	$21,022,369	$21,400,408	$21,999,518

Ratios
(C)/(F) Tangible common equity to tangible assets (TCE/TA) (Non-GAAP)	7.96%	7.63%	7.67%	7.75%	7.85%
(A)/(E) Total equity to total assets (GAAP)	13.03%	12.52%	12.62%	12.67%	12.73%
(C)/(G) Tangible book value per common share (Non-GAAP)	$8.61	$8.54	$8.49	$8.65	$8.89
(B)/(G) Book value per common share (GAAP)	$9.45	$9.39	$9.35	$9.52	$9.84
(I)/(J) Tier 1 common ratio (Non-GAAP)	10.35%	10.07%	9.93%	9.88%	9.88%
(H)/(E) Tier 1 capital to total assets (GAAP)	13.89%	13.33%	13.44%	13.46%	13.47%
(D)/(J) Adjusted tangible common equity to risk weighted assets (TCE/RWA) (Non-GAAP) (c)	9.49%	9.21%	9.09%	9.06%	9.06%

(a)	Included in total equity on the consolidated balance sheet.

(b)	Includes goodwill and other intangible assets, net of amortization.

(c)	See Glossary of Terms for definition of ratio.

(d)	Current quarter is an estimate.

(e)	Defined by and calculated in conformity with bank regulations.

(f)	Represents FTBNA preferred stock included in noncontrolling interest.

(g)	Included in term borrowings on the consolidated balance sheet.

First Horizon National Corporation Third Quarter 2010 Earnings October 15, 2010

Portions of this presentation use non-GAAP financial information. Each of those portions is so noted, and a reconciliation of that non-GAAP information to comparable GAAP information is provided in a footnote or in the appendix at the end of this presentation. This presentation contains forward-looking statements, which may include guidance, involving significant risks and uncertainties which will be identified by words such as "believe","expect","anticipate","intend","estimate", "should","is likely","will","going forward" and other expressions that indicate future events and trends and may be followed by or reference cautionary statements. A number of factors could cause actual results to differ materially from those in the forward-looking information. These factors are outlined in our recent earnings and other press releases and in more detail in the most current 10-Q and 10-K. First Horizon disclaims any obligation to update any of the forward-looking statements that are made from time to time to reflect future events or developments.

Continued Strategic Progress in Third Quarter 2010

Ability to Execute

Proactive on Asset Quality

- Provision expense decreased 29% from 2Q10
- Loan loss reserve decrease of $61mm in 3Q10
- NCOs dropped $21mm or 16% linked quarter
- NPAs up 2% from 2Q10, down 25% year over year

Strong Capital Position[1]

- Tier 1 ratio improved to 17.2%
- Tier 1 Common rose to 10.4%
- TCE + Reserves stable at 13.3%
- TCE/TA increased to 8.0%

Strengthened Balance Sheet

- Consolidated average core deposits flat from 2Q10 and up 11% year over year
- Period end loan to core deposit ratio of 113% stable linked quarter and down from 138% in 3Q09
- Average Non-Strategic loans decreased 6% or $360mm from 2Q10
- Period end assets down $870mm to $25.4B

Refocusing on Core Businesses

Solid Regional Banking Franchise

- Pre-tax income of $48mm up 63% linked quarter
- Average Regional Banking core deposits stable linked quarter and up 14% year over year
- Average Regional Banking loans up 2% linked quarter and down 4% since 3Q09
- NIM strong at 5.11% in 3Q10, up 2bps linked quarter and 37bps since 3Q09
- Increased spreads by 42bps from 3Q09 to 3Q10[2]

Strong Capital Markets Business

- Pre-tax income of $43mm up 56% linked quarter
- Strong fixed income average daily revenue of $1.7mm in 3Q10, up from $1.5mm in 2Q10

[1] Current quarter is estimate; Tier 1 Common, TCE, & TA are non-GAAP numbers, and a reconciliation is provided in the appendix.
[2] Spread is loan yield minus deposit cost.

FIRST HORIZON NATIONAL CORPORATION
3

Financial Results

Consolidated Financial Results Earnings per share of $0.07 after discontinued operations and TARP dividend Net income available to common shareholders of $16mm $(15)mm impact of TARP CPP preferred Provision at $50mm $61mm reserve decrease Sixth consecutive quarter of lower provision expense and fifth of reserve decrease Net charge-offs of $111mm down 16% linked quarter and down 45% from 3Q09 Non-Interest Income at $248mm in 3Q10 Continued solid fixed income revenues up 15% since 2Q10 Revenues in Regional Bank up 1% from 2Q10 Net hedging results declined 28% to $32mm NII up 2% and NIM up 4bps linked quarter Expenses at $348mm in 3Q10 Non-Strategic expenses decreased 6% $49mm of mortgage repurchase reserve expense vs. $56mm in 2Q10 Period-end shares increased to 233mm2 Prior quarters restated to reflect stock dividend Numbers may not add to total due to rounding. 1Pre-tax, pre-provision is a non-GAAP number and is pre-tax income excluding provision; a reconciliation is provided in the appendix. 2At 9/30/10.

Segment Highlights

	Pre-Tax Earnings ($mm) 2Q10	Pre-Tax Earnings ($mm) 3Q10	3Q10 Revenue / 3Q10 Expense	Linked Quarter Change $mm / Percent	3Q10 Drivers / Impacts
Regional Banking	$30	$48	$220	$3 / 1%	Loan yields up 7bps and the cost of deposits fell 4bps
			$(161)	$2 / 1%	Seasonal increase in advertising expenses
Capital Markets	$28	$43	$123	$17 / 16%	Average fixed income daily revenue of $1.7mm in 3Q10 vs. $1.5mm in 2Q10
			$(80)	$1 / 2%	
Corporate	$(6)	$(14)	$6	$(1) / (11)%	Decrease in NII from drop in yields in securities portfolio
			$(19)	$8 / 66%	2Q10 expense included $5mm benefit related to Visa litigation liability reversal
Core Business (subtotal)	**$52**	**$77**	$348	$19 / 6%	
			$(260)	$11 / 4%	
Non-Strategic	$(33)	$(41)	$86	$(15) / (15)%	Hedging results of $32mm in 3Q10 vs. $44mm 2Q10
			$(87)	$(6) / (6)%	Repurchase provision of $(49)mm in 3Q10 vs. $(56)mm in 2Q10
Total	**$18**	**$37**	$434	$4 / 1%	
			$(348)	$6 / 2%	

Pre-tax earnings, Revenue, and Expense are in millions. Numbers may not add to total due to rounding.

FIRST HORIZON NATIONAL CORPORATION
6

Mortgage Repurchase-Related Expenses Driving Elevated Environmental Costs 3Q09 4Q09 1Q10 2Q10 3Q10 Pipeline 209 256 304 411 469 New Requests 90 125 117 206 209 Resolved 50 86 69 74 146 Pre-2006 2006 2007 2008 2009 % of repurchase requests 0.12 0.17 0.52 0.19 0 % of FHN originations by vintage 0.34 0.26 0.25 0.15 0 $500MM Vast majority of repurchase requests from GSEs and notifications of rescissions of coverage from mortgage insurers GSE loans represented ~60% of originations1 Higher level of resolutions in 3Q10 but process remains slow Rescission rate of 40-50% Loss severity of 50-60% Sold mortgage origination platform in August 2008 Numbers may not add due to rounding. 1Based on UPB. The pipeline represents active investor claims and mortgage insurance (MI) rescissions under review. Excludes MI rescission notices that have been reviewed and the MI coverage has been lost. For purposes of estimating loss, MI rescission notices where coverage has been lost are contemplated. 2Requests reflect pipeline as of 9/30/10. Repurchase Requests by Vintage2 Mortgage Repurchase Reserve Pipeline of Repurchase Requests1

Strong Balance Sheet and Net Interest Margin Trends Period end total assets at $25.4B in 3Q10 Period end C&I loans up 5%, primarily driven by mortgage warehouse lending Period end Non-Strategic loans decreased $340mm from 2Q10 Consolidated average core deposits stable at $14.8B Consolidated NIM up 4bps linked quarter to 3.23% Higher spreads from improved loan pricing and lower cost of deposits Excess balances at Fed negatively affected NIM Adverse impact of non-accruals Core businesses NIM1 at 3.57% 3Q09 4Q09 1Q10 2Q10 3Q10 Loss of Yield and Int Reversals 17 13 14 12 10 3Q09 4Q09 1Q10 2Q10 3Q10 RB Avg Core Dep 10.8 11.3 12.2 12.5 12.4 Yields and Rates Adverse Impact of Non-Accruals Net Interest Margin by Segment1 Regional Banking Average Core Deposits 1Core businesses NIM is a non-GAAP number relating to the three core business segments: Regional Banking, Capital Markets, and Corporate. It is calculated in the same basic manner as First Horizon (consolidated) NIM, by dividing fully tax equivalent net interest income for the three core segments by average earning assets for those segments. 2Spread is loan yield minus deposit cost. 3Q09 4Q09 1Q10 2Q10 3Q10 Loan Yield 0.0386 0.0395 0.0398 0.0408 0.0414 Deposit Cost 0.0103 0.0092 0.0085 0.008 0.0074 Spread2 (right axis) 284 303 313 327 340 $14B $12.5 $12.4 $10.8 $11.3 $12.2

Asset Quality

3Q09 4Q09 1Q10 2Q10 3Q10 Net Charge-Offs 201.7 182.9 182.4 132.8 111 Reserve Increase/ Decrease -16.7 -47.9 -52.9 -63 -61 Reserve % of Loans (right axis) 0.051 0.0495 0.0483 0.0455 0.0422 $225MM Asset Quality Overview1 Peer Median FHN Consolidated FHN Regional Bank FHN Non-Strategic3 Reserves 0.027 0.0422 0.0343 0.0571 Reserves and Net Charge-Offs Reserves vs. Peers2 1Asset quality ratios as of 9/30/10. 2Peer Median includes Top 50 banks by asset size as of 2Q10. 3Non-Strategic reserve excludes LOCOM. Numbers may not add due to rounding. 3Q10 net charge-offs declined $21mm from 2Q10 to $111mm or 2.63% (annualized) of average loans1: Regional Bank net charge-offs up $2mm linked quarter, down $14mm year over year Includes charge-off of fraud-related loan of $11mm Non-Strategic net charge-offs declined 25% linked quarter, down 51% year over year As Non-Strategic portfolios run off, credit deterioration shifting towards commercial portfolio in Regional Bank Reserves for loan losses decreased $61mm linked quarter to $720mm or 4.22% of period end loans1 Reserve decrease due to lower balances from run-off, paydowns and charge-offs $133 $111 $202 $183 $182 3.43% 4.22% 2.70% 5.71%

Non-Performing Assets NPAs up $19mm or 2% linked quarter, down 25% year over year Increase driven by a handful of large credits in our commercial portfolios and fewer payments Decrease in payments reflects changing composition of non-performers to commercial loans from more dated Non-Strategic assets NPL levels up 1% vs. 2Q10, down 29% since 3Q09 Increase in NPLs impacted by quarterly volume of loans classified as Troubled Debt Restructures (TDRs) TDR's at $300mm in 3Q10, up from $177mm in 2Q10 3Q10 increase representative of working with distressed borrowers to mitigate loss potential Non-Performing Assets ORE Activity2 NPLs Activity1 Numbers may not add due to rounding. 1Includes Commercial and One-Time Close Portfolios only. 2ORE excludes foreclosed real estate from government insured loans. 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 NPLs 208.3 307.1 537.3 770 900 1054.4 1133.108 1126.958 1119.719 937.684 929 791 796 ORE 60 85.3 83.7 106.1 115.5 103.6 119 106.1 100.8 113.7 113 109.3 123 (1)% (14)% 14% 8% (2)% (1)% (14)% $1.4B 2%

Income CRE Portfolio: Stress Likely to Remain into 2011 Construction Land Mini-Perm/Non-Construction Property Type 0.15 0.11 0.74 Construction 15% Land 11% Mini-Perm/ Construction 74% 3Q09 4Q09 1Q10 2Q10 3Q10 30+ Delq. 0.0219 0.0313 0.0311 0.0131 0.0204 Net Charge-Offs (ann.) 0.0346 0.0613 0.0437 0.0304 0.0196 NPLs/Total Loans 0.1087 0.1035 0.1081 0.0978 0.1013 Retail Multi-Family Office Industrial Land Other Hospitality Income CRE by balances 0.23 0.2 0.14 0.12 0.11 0.11 0.09 Other 11% Land 11% Industrial 12% Hospitality 9% Retail 23% Multi-Family 20% Office 14% Performance Collateral Type1 Loan Type1 Numbers may not add to total due to rounding. 1As of 9/30/10; NPLs as a percentage of each portfolio. 2"Other" includes Non-Owner Occupied Single Family Residential and Multi-Use Projects. Balances of $1.5B at 9/30/10 89% managed in Regional Banking with relationship- oriented customers Proactively managing problem projects and maturities to regulatory standards Do not capitalize interest and do not fund interest on distressed properties Net charge-offs down $5mm linked quarter to $8mm Reserves of 9.5% at 9/30/10 Likely to remain at stressed performance levels into 2011

3Q09 4Q09 1Q10 2Q10 3Q10 30+ Delq. 0.0125 0.0096 0.0102 0.0102 0.0068 NPLs/Total Loans 0.0213 0.019 0.0286 0.0293 0.0334 Net Charge-Offs (Ann.) 0.0248 0.0121 0.0167 0.0116 0.0134 C&I Portfolio: Core Stable; TRUPS, Bank-Related Loans Stressed All Other C&I TRUPs Bank-Related Correspondent Banking Property Type 0.74 0.07 0.03 0.16 All Other C&I 72% TRUPs 6% Consolidated C&I Portfolio C&I Loan Composition Bank Related Loans 3% Other Correspondent Banking1 19% NPLs/Total Loans of 2.57% without TRUPs and Bank Related loans $7.3B portfolio, diversified by industry, managed in Regional Bank Net charge-offs up $4mm linked quarter C&I consolidated reserves of 3.54% at 9/30/10 Numbers may not add due to rounding. 1Includes mortgage warehouse lending lines from correspondent banking.

C&I Portfolio: TRUPS & Bank-Related Loans 3Q10 TRUPs & Bank-Related Loans C&I w/o TRUPs & Bank-Related Loans Total C&I Portfolio PE Balances ($mm) $697 $6,640 $7,337 Reserves ($mm) $1201 $175 $260 Reserve Coverage 17.23%1 2.64% 3.54% NPL % 10.72% 2.57% 3.34% NCO %2 2.30% 1.24% 1.34% TRUPS and Bank-Related Loan Coverage 1Reserve coverage includes $35.6mm of LOCOM on TRUPs. 2NCO% is QTD Annualized. Numbers may not add to total due to rounding. $697mm balances in TRUPS and bank-related loans $301mm whole-loan TRUPs to banks $164mm whole-loan TRUPs to insurance companies $136mm loans to bank holding companies $96mm other loans secured by bank stock Average TRUP size: $9mm Significant management focus is directed at this portfolio - TRUPs and bank holding company loans are re-graded quarterly

Consumer Real Estate Portfolio 3Q09 4Q09 1Q10 2Q10 3Q10 Regional Banking 5 6 4 3 5 Non-Strategic 50 46 41 37 41 Restricted 0 0 10 10 11 30+ Delinquency: Non-Strategic vs. Regional1 Net Charge-Offs3 Vintage Mix Non-Strategic Portfolio Run-Off 1Source: McDash industry data as of July 2010. McDash underwent a change in methodology in July vs. prior quarters' data.FHN data excludes FHB. 2Addition of restricted consumer real estate loan balances to B/S disproportionately increased delinquency beginning January 2010. 33Q10 NCO's include $9mm of charge-offs related to an acceleration of loss recognition. All charts and graphs include $735.8mm of restricted real estate loans. 3Q09 4Q09 1Q10 2Q10 3Q10 Period End Balance 4511 4338 3542 3398 3235 Historical on B/S Securitizations 670 655 638 617 591 New Restricted 0 0 162 153 145 Constant Pre-Payment Rate 0.13 0.14 0.1592 0.1592 0.17 $6.0B 30 Day Del. 1/8/2008 Feb March April May June July Aug Sept Oct Nov Dec 1/1/2009 Feb March April May June July Aug Sept Oct Nov Dec Jan-102 Feb Mar Apr May Jun Jul Aug Sept Regional Banking 0.0154 0.016 0.0164 0.0145 0.0131 0.0112 0.011 0.0121 0.0123 0.0127 0.0139 0.0133 0.0125 0.0132 0.0125 0.0124 0.0129 0.0128 0.0142 0.0133 0.0144 0.0147 0.0133 0.0131 0.0137 0.0132 0.0124 0.0124 0.0134 0.0128 0.0145 0.0152 0.0159 Non-Strategic 0.0149 0.0149 0.0145 0.0137 0.0134 0.0131 0.0134 0.0147 0.016 0.0175 0.0214 0.0229 0.0233 0.0241 0.0241 0.0243 0.0249 0.0262 0.0265 0.0265 0.0279 0.0282 0.0288 0.0293 0.0318 0.032 2.99833825330212E-02 0.0302 0.0305 0.0303 0.0311 0.0306 0.0312 Industry 0.0328 0.0349 0.0347 0.0356 0.0368 0.0382 0.0394 0.0417 0.0431 0.0442 0.0486 Industry1 = 6.99% $60MM $55 $52 $55 $51 $57

Outlook (assuming stable/improving economy): 2010 C&I portfolio should be stable/improving with the exception of TRUPs and bank-related loans, likely to be volatile due to size Quarter to quarter "lumpiness" is likely in commercial portfolios Reserve process from commercial loans is shifting towards Discounted Cash Flow from collateral based Reflects higher content of C&I loans in portfolio Income CRE trends expected to remain stressed Home Equity should decrease Non-Strategic CRE portfolios continue to wind down Full year 2010 net charge-offs and reserves remain on track to decline versus full year 2009 2011 Credit Expectations and Risks Summary Numbers may not add due to rounding. 1Other includes OTC, Credit Card, Other, and Restricted Real Estate Loans. 22010 net charge-off expectations are relative to full year 2009 net charge-offs. 32010 expectations are relative to year-end 2009 actual levels. 4At 12/31/09. Represents a change in prior expectations

Summary Third quarter 2010 demonstrated execution of strategic initiatives Continued credit quality improvement overall and in most portfolios Lower provision expense, reduced net charge-offs and reserve decrease Regional Banking showed solid trends Strong net interest margin Relatively stable fees Improved pricing on loans Capital Markets' fixed income revenues improved Fixed income normalization expected over the long-term Continuing to wind down loan portfolios and to work through assets from legacy businesses Focused on improving efficiency and productivity Strong capital and liquidity

Appendix

Segment Structure Reflects Strategic Focus FIRST HORIZON NATIONAL CORPORATION Capital Markets Regional Banking Commercial Business Banking PC/Wealth Management Corporate Banking CRE Retail (TN Origination) Correspondent Banking Fixed Income Other Products Corporate Corporate Functions Investment Portfolio Risk Management Non-Strategic National Consumer Lending Mortgage Servicing National Construction Lending Exited Businesses TRUPs Loans

Bonefish Long Term Targets

Liquidity and Capital Remain Strong 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 2Q10 Peer Median Tier 1 Common 0.0623 0.0629 0.085 0.0885 0.0896 0.0884 0.0897 0.0988 0.0988 0.0991 0.101 0.1035 0.0924 10.1% 9.9% 9.2% Stable core deposit growth Wholesale funding in non-credit sensitive sources Numbers may not add to total due to rounding. 1Peer median includes Top 50 banks at 2Q10. TCE/RWA is not adjusted for unrealized gains on AFS securities and is a non-GAAP number, and a reconciliation is provided at the end of the appendix. Tier 1 Common is a non-GAAP number, and a reconciliation is provided at the end of the appendix. 2Excluding Securities Sold Repos, Trading Liabilities, and sub-debt and other collateralized borrowings of $3.5B. Liquidity Tier 1 Common Ratio1 Wholesale Funding2 - P/E Balances ($B) Capital Ratios1 10.4%

Credit Quality Summary by Portfolio As of 9/30/10; numbers may not add to total due to rounding.

TN 0.34 CA 0.15 GA 0.03 FL 0.03 Other 0.48 Home Equity - Performance and Characteristics Portfolio Characteristics Geographic Distribution 30+ Delinquency: Key Drivers Core Banking Customers TN 36% Other 44% CA 14% FL 3% 3% GA All charts and graphs include $735.8mm of restricted consumer real estate loans. Retail Wholesale Channel Mix 0.0229 0.0385 >=740 720-739 700-719 660-699 <660 FICO Score (Origination) 0.013 0.0271 0.0331 0.0395 0.0575 51% % of portfolio 13% 13% 15% 8% 86% 14% 1st Lien 2nd Lien Lien Position 0.0199 0.0273 % of portfolio 29% 71% % of portfolio FICO Score-Origination Channel Lien Position

Non-Strategic Portfolios: Perm Mortgage & Res CRE 1Perm Mortgage reflects consolidated asset quality trends. $13.5mm of losses related to an acceleration of net charge-off recognition in 1Q10. Permanent Mortgage Non-Strategic Res CRE Permanent Mortgage portfolio Net charge-offs down $1mm linked quarter Reserves reduced from portfolio shrinkage Fewer remaining OTC balances will modify into Permanent Mortgage Non-Strategic Res CRE balances down 26% from 2Q10 to $131mm Decreasing NPL balances Net charge-offs decreased by $13mm from 2Q10 Reserves of 9.80% at 3Q10 3Q09 4Q09 1Q101 2Q10 3Q10 Perm Mortgage Balances 1084 1059 1040 993 944 30+Del. 0.0817 0.0857 0.0633 0.0498 0.055 Net Charge-Offs Ann. 0.0644 0.0477 0.1071 0.06 0.0584 $1.2B 4Q07 3Q09 4Q09 1Q10 2Q10 3Q10 Res CRE Balances 1.432 0.477 0.34 0.269 0.177 0.131 Res CRE Commitments 0.9 0.1 0.09 0.04 0.02 0.02 NPLs as % of portfolio 0.078 0.546 0.606 0.6323 0.5573 0.6036 30+day Del. 0.0428 0.0233 0.0219 0.0509 0.0374 0.0013 93% $2.5B

C&I Income CRE Res CRE DCF 59 0 0 Collateral Dependent 45 90 88 Market Value 0 0 0 C&I Income CRE Res CRE DCF 105 52 33 Collateral Dependent 0 0 0 Individually Impaired Commercial Loans Classified non-accrual Commercial loans over $1mm are individually assessed for impairment Collateral-dependent Commercial loans are generally charged-down to net realizable value rather than holding reserves Prior quarters reflected a higher mix of collateral dependent loans; as Non-Strategic construction loans wind down, mix is shifting to more discounted cash flow-based loans 1At 9/30/10. Individually Impaired Commercial Loans with Reserves1 Individually Impaired Commercial Loans without Reserves1 DCF Collateral Dependent $103 $90 $88 $105 $52 $33 $120MM $120MM

Reconciliation to GAAP Financials Slides in this presentation use non-GAAP information of pre-tax, pre-provision earnings. That information is not presented according to generally accepted accounting principles (GAAP), and is reconciled to GAAP information below. Numbers may not add to total due to rounding.

Reconciliation to GAAP Financials Slides in this presentation use non-GAAP information of tangible assets, tangible common equity, tier 1 common capital, and various ratios using one or more of those measures. That information is not presented according to generally accepted accounting principles (GAAP), and is reconciled to GAAP information below. 1Includes goodwill and other intangible assets, net of amortization. 2Current quarter is an estimate. Numbers may not add to total due to rounding.